UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Vignette Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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VIGNETTE CORPORATION

1301 South MoPac Expressway

Austin, Texas 78746

March 31, 2009

TO THE SHAREHOLDERS OF VIGNETTE CORPORATION

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Vignette Corporation (“Vignette” or the “Company”), which will be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Friday, May 22, 2009, at 9:00 A.M., Central Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Shareholders.

As owners of Vignette, your vote is important. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE AS SOON AS POSSIBLE. Returning the proxy card, voting telephonically or voting via the Internet does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Michael A. Aviles

Michael A. Aviles

President, Chief Executive Officer and Director

VIGNETTE CORPORATION

1301 South MoPac Expressway

Austin, Texas 78746

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 22, 2009

The Annual Meeting of Shareholders (the “Annual Meeting”) of Vignette Corporation (the “Company”) will be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Friday, May 22, 2009, at 9:00 A.M., Central Time, for the following purposes:

1.	To elect three directors of the Board of Directors to serve until the 2012 Annual Meeting or until a successor(s) has been duly elected and qualified;

2.	To approve the 2009 Equity Incentive Plan;

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2009; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement accompanying this notice.

Only shareholders of record at the close of business on March 24, 2009 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for inspection at the Company’s headquarters located at 1301 South MoPac Expressway, Austin, Texas, 78746 during ordinary business hours for the ten-day period prior to the Annual Meeting. Admission to the annual meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification such as a driver’s license or passport. The use of cell phones, PDAs, pagers, recording and photographic equipment, camera phones and/or computers is not permitted in the meeting rooms at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Bryce M. Johnson

Bryce M. Johnson

Secretary

Austin, Texas

March 31, 2009

VIGNETTE CORPORATION

1301 South MoPac Expressway

Austin, Texas 78746

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To be held May 22, 2009

GENERAL INFORMATION

Why am I receiving these materials?

Our Board of Directors (the “Board”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our 2009 Annual Meeting of Shareholders, which will take place on May 22, 2009 at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, at 9:00 A.M., Central Time. Our shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	Our proxy statement for the Annual Meeting; and

•	Our 2008 Annual Report to Shareholders, which includes our audited consolidated financial statements.

What items will be voted on at the Annual Meeting?

There are three items that will be voted on at the Annual Meeting:

1.	To elect three directors of the Board of Directors to serve until the 2012 Annual Meeting or until a successor(s) has been duly elected and qualified;

2.	To approve the 2009 Equity Incentive Plan; and

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2009.

In addition, we will transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

What are our Board of Directors’ voting recommendations?

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” approval of the 2009 Equity Incentive Plan and “FOR” the ratification of the appointment of Grant Thornton LLP.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to the new rules recently adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual shareholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 24, 2009, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 23,845,206 shares of Common Stock outstanding. Each shareholder of record on March 24, 2009 is entitled to one vote for each share of Common Stock held by such shareholder on March 24, 2009. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections, appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

What is the quorum requirement for the Annual Meeting?

The Company’s bylaws provide that the holders of a majority of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How do I vote?

If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker that holds your shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by Voter Instruction Form. You may vote by proxy over the Internet or if you requested printed copies of the proxy materials by mail, you can also vote by mail or by telephone by following the instructions provided in the Notice.

What happens if I do not give specific voting instructions?

In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR the 2009 Equity Incentive Plan (as set forth in Proposal No. 2), FOR the ratification of the appointment of Grant Thornton LLP (as set forth in Proposal No. 3) and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

Can I change my vote after I have voted?

You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

What is the voting requirement to approve each of the proposals?

Proposal 1: Each Director is elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominee for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2: Approval of the 2009 Equity Incentive Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proposal 3: Ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants, for the fiscal year ending December 31, 2009, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and published in our quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2009, which we expect to file with the SEC by August 10, 2009.

Who is paying for the cost of this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail, electronic mail, or telephone.

What is “householding” of Annual Meeting materials?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one (1) copy of the proxy statement and annual report may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver a separate copy of either document to any shareholder who contacts the Company’s investor relations department at (512) 741-4541 or by mail addressed to Investor Relations, Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas, 78746, requesting such copies. If a shareholder is receiving multiple copies of the Proxy Statement and annual report at the shareholder’s household and would like to receive a single copy of the proxy statement and annual report for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

What is the deadline to propose actions for consideration at the 2010 annual meeting of shareholders or to nominate individuals to serve as directors?

Shareholder proposals that are intended to be presented at the 2010 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 12, 2009 in order to be included. Such shareholder proposals should be addressed to Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas 78746, Attn: Investor Relations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has authorized nine (9) directors. In accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2012 Annual Meeting; Class II, whose term will expire at the 2010 Annual Meeting; and Class III, whose term will expire at the 2011 Annual Meeting. At the 2009 Annual Meeting, three directors will be elected to serve until the Annual Meeting to be held in 2012 or until his or her respective successor is elected and qualified. The Board of Directors has selected Mr. Joseph Grant, Mrs. Kathleen Earley, and Mr. Jan Lindelow as the nominees for Class I. The nominees for the Board of Directors are currently directors of the Company and are set forth below. In the absence of specific shareholder instructions, the proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, in absence of specific shareholder instructions, the proxy holders intend to vote all proxies received by them for the nominees listed below.

Set forth below is information regarding each nominee, including their ages as of March 31, 2009, their positions and offices held with the Company and certain biographical information:

Nominee	Age	Positions and Offices Held with the Company	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
Kathleen Earley	57	Director	Member	Member
Joseph M. Grant	70	Director	Member
Jan H. Lindelow	63	Chairman of the Board, Director			Member

Set forth below is information regarding the continuing directors of the Company, including their ages as of March 31, 2009, their positions and offices held with the Company and certain biographical information:

Continuing Directors	Age	Positions and Offices Held with the Company	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
Michael A. Aviles	48	President, Chief Executive Officer and Director
Henry T. DeNero	63	Director		Chairman	Member
Jeffrey S. Hawn	45	Director	Chairman
Michael D. Lambert	62	Director		Member	Chairman

Michael A. Aviles was appointed President and Chief Executive Officer in February 2006 and serves as a Class II director. Prior to joining the Company, Mr. Aviles served as Chairman, President and Chief Executive Officer of Activant Solutions, Inc., a provider of software and information services to the automotive aftermarket, hardware and lumber industries, from July 2002 to October 2004 and as President and Chief Operating officer of Activant from June 1999 to July 2002. From 1996 to 1998, Mr. Aviles served as president and CEO of Foster Grant Group, a marketer and distributor of consumer eyewear. From 1990 to 1996 he held the roles of Vice President of Strategic Development, Vice President of Merchandising and Distribution and Vice President, General Manager, Superstores at FOOTACTION USA, an athletic specialty retailer. Mr. Aviles began his career as a Certified Public Accountant with KPMG Peat Marwick. Mr. Aviles received his Master of Business Administration from the Stanford University Graduate School of Business and has a Bachelor of Business Administration from Pace University.

Henry T. DeNero joined the Vignette Board of Directors in January 2005 and serves as a Class III director. Mr. DeNero was formerly Executive Vice President of First Data Corporation, a computer services company focusing on financial and transaction processing markets and Vice-Chairman and Chief Financial Officer of Dayton Hudson Corporation (now Target Corporation). Mr. DeNero’s experience also includes tenure as Chairman and Chief Executive Officer of HomeSpace, Inc., an Internet company in the real estate and mortgage services business. Prior to joining Dayton Hudson in 1992, Mr. DeNero was a Senior Partner with the management consulting firm McKinsey & Company. Mr. DeNero received his Bachelor of Arts from Amherst College and his Master of Business Administration from Stanford Graduate School of Business. During 2008, Mr. DeNero served on the boards of Western Digital Corp. and THQ Inc.

Kathleen Earley joined the Vignette Board of Directors in May 2004 and serves as a Class I director. Ms. Earley served as President and Chief Operating Officer of TriZetto, a healthcare software company for almost four years until September 2008. Prior to that, Ms. Earley was Senior Vice President and Chief Marketing Officer at AT&T, a position in which she had responsibility for all AT&T business-related brand, image, advertising and marketing strategy. Previously, Ms. Earley was president of AT&T Data and Internet Services and retired from AT&T in June 2002 after eight years of service with the company. Ms. Earley has a Bachelor of Science degree in accounting and a Master of Business Administration in finance from the University of California, Berkeley. During 2008, Ms. Earley was a member of the boards of directors of Digital Realty Trust and Switch & Data.

Joseph M. Grant has served as a director at Vignette since November 2003 and serves as a Class I director. Mr. Grant has served as Chairman Emeritus of Texas Capital Bancshares Inc. From 1990 to 1998, Mr. Grant was Executive Vice President and Chief Financial Officer of Electronic Data Systems Corporation (EDS), an outsourcing services firm. Mr. Grant earned a Master of Business Administration and a Doctorate in finance and economics from The University of Texas and his Bachelor of Business degree from Southern Methodist University. During 2008, Mr. Grant serves on the boards of directors of Texas Capital Bancshares and BankCap Partners.

Jeffrey S. Hawn has served as a director of Vignette since November 2001 and serves as a Class III director. Effective May 2005, Mr. Hawn became the Chairman and CEO of Attachmate, a privately held enterprise software company. Mr. Hawn was Chairman of WRQ from December 2004 to May 2005. Mr. Hawn joined JMI Inc., a private equity firm based in San Diego, CA in April 2004 and remains an Operating Partner. Mr. Hawn served as Senior Vice President, Operations for BMC Software, Inc., from January 2002 to March 2004, where he was responsible for overseeing the finance, corporate planning and development and information technology and business operations. Mr. Hawn served as Senior Vice President, BMC Ventures from July 2000 through January 2002, where he was responsible for identifying, developing and managing BMC’s emerging technologies and new business opportunities. From 1990 to 2000, Mr. Hawn was employed by McKinsey & Company, a global consulting firm, where he was a partner from 1995 to 2000. Mr. Hawn received his Master of Business Administration degree from The University of Texas at Austin and his Bachelor of Science degree in Mechanical Engineering from Southern Methodist University. During 2008, Mr. Hawn also served on the boards of directors of a number of other public and private companies.

Michael D. Lambert has served as a director since September 2002 and serves as a Class II director. Most recently, Mr. Lambert served as Senior Vice President of the Enterprise Systems Group at Dell Computer Corporation and as a member of a six-man operating committee reporting to the Office of Chairman. Prior to joining Dell, he served as Vice President of Sales and Marketing for Compaq. Mr. Lambert also served as Vice President and General Manager for the Large Computer Products division at NCR/AT&T Corp, where he spent more than 16 years serving in various senior-level roles in product management, sales and software engineering. Mr. Lambert received his Bachelor of Science degree in business from The University of Kentucky. In addition to the Vignette Board of Directors, during 2008, Mr. Lambert served on the board of directors of Western Digital Corp.

Jan H. Lindelow has served as a director of Vignette since October 2002 and as Chairman of the Board since August 2005 and serves as a Class I director. Mr. Lindelow joined Tivoli, a unit of the IBM Software

Group in June 1997 and served as Chairman and Chief Executive Officer of Tivoli until the spring of 2001. He then became Vice President, Emerging Business Development for IBM until his retirement in 2002. From 1994 to 1995, Mr. Lindelow was President and Chief Operating Officer of Symbol Technologies, a leader in handheld computing and scanning technologies. He also served in several senior executive positions with Asea Brown Boveri (ABB), a global company delivering power, energy and automation technologies from 1988 to 1994. Prior to ABB, Mr. Lindelow was President of Worldwide Sales and Service at Unisys/Sperry Computer Systems, a worldwide information technology services and solutions company during which time he spearheaded the company’s entry into UNIX and other open markets. Mr. Lindelow joined Unisys/Sperry in his native Sweden where he subsequently became President of Sperry’s Nordic Group. Mr. Lindelow holds a M.S. in Electrical Engineering from the Royal Institute of Technology in Stockholm, Sweden. Mr. Lindelow is an active board member of several enterprises, primarily in the high technology industry. During 2008, Mr. Lindelow served on the boards of directors for Active Power and the following private companies: Credant Technologies, HyPerformix (Chairman) and Troux Technologies.

There are no family relationships among any of our directors or executive officers.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2008, the Board of Directors held 16 meetings and acted by unanimous written consent in lieu of a meeting on no occasions. For the fiscal year, each of the directors during the term of his or her tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has 3 standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All non-employee committee members are independent under the standards established by the NASDAQ exchange.

During the fiscal year ended December 31, 2008, the Audit Committee of the Board of Directors held 11 meetings and acted by unanimous written consent in lieu of a meeting on no occasions. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent public accountants, the scope of the annual audits, fees to be paid to the Company’s accountants, the performance of the Company’s accountants and the accounting practices of the Company. During the fiscal year ended December 31, 2008, the members of the Audit Committee were Mr. Hawn, Mr. Grant and Ms. Earley. All 3 members of the Audit Committee are financial experts and are independent under the standards established by the NASDAQ exchange.

During the fiscal year ended December 31, 2008, the Compensation Committee of the Board of Directors held 8 meetings and acted by unanimous written consent in lieu of a meeting on no occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Equity Incentive Plan and the 1999 Supplemental Stock Option Plan. During the fiscal year ended December 31, 2008, the members of the Compensation Committee were Mr. Lambert, Mr. Lindelow and Mr. DeNero.

The Nominating and Corporate Governance Committee selects candidates for open Board of Directors positions, provides succession planning for the Chairman and Chief Executive Officer positions and conducts performance reviews for the Chief Executive Officer and other members of the Board. In performing these duties to identify and recommend candidates to fill new positions or vacancies on the Board, the Committee has the authority to retain and terminate any search firm used to identify Board candidates and also has the authority to approve the search firm’s fees and other retention terms. The Nominating and Corporate Governance Committee held 5 meetings. There are certain minimum qualifications for Board members that Director candidates should possess, including issues of character, judgment, diversity, age, expertise, corporate experience, length of service and other commitments. Other factors that are considered include meeting applicable independence standards for directors (where independence is required) as defined in Rule 4200 of the NASDAQ Stock Market, Inc., and absence of conflicts of interest. The Nominating and Corporate Governance Committee may modify minimum qualifications from time to time, as it deems necessary and/or appropriate.

The Nominating and Corporate Governance Committee will consider nominees recommended by Company shareholders and will consider other business proposed by Company Shareholders provided that such recommendations are submitted to the Company not more than 90 days and no less than 60 days prior to the first anniversary of the preceding year’s annual meeting. Such notice must set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made the name and address of the shareholder as appearing on the Company’s books and of such beneficial owner and the class and number of shares of the Company that are owned beneficially and of record by the shareholder and such beneficial owner. During the fiscal year ended December 31, 2008, the members of the Nominating and Corporate Governance Committee were Mr. DeNero, Mr. Lambert and Ms. Earley.

Statement on Corporate Governance

The Company’s management has reviewed internally and has reviewed with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the NASDAQ Global Market’s (“NASDAQ”) corporate governance listing standards regarding corporate governance policies and processes and we believe that we are in compliance with the rules and listing standards. We have amended the charter of our Audit Committee and created the Nominating and Corporate Governance Committee charter to comply with the new rules and standards. You can access our committee charters free of charge on our website at www.vignette.com under the ‘Corporate Governance’ section of the “About Vignette” site or by writing to us at Vignette Corporation 1301 South MoPac Expressway, Austin, Texas 78746 Attn: Investor Relations. We encourage, but do not require, our Board members to attend the Annual Shareholders Meeting. Last year, one of our directors attended the Annual Shareholders Meeting. We have adopted the following standards for director independence in compliance with the NASDAQ corporate governance listing standards:

•

No director qualifies as “independent” if such person has a relationship, which, in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

•

A director who is an officer or employee of us or our subsidiaries, or one whose immediate family member is, an executive officer of us or our subsidiaries is not “independent” until three years after the end of such employment relationship;

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A director who accepts, or whose immediate family member accepts, more than $60,000 per year in compensation from us or any of our subsidiaries, other than certain permitted payments such as compensation for board or board committee service, payments arising solely from investments in our securities, compensation paid to a family member who is a non-executive employee of us or a subsidiary of ours, or benefits under a tax-qualified retirement plan, is not “independent” until three years after he or she ceases to accept more than $60,000 per year in such compensation;

•

A director who is, or who has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization in which we made, or from which we received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, is not “independent” until three years after falling below such threshold;

•

A director who is employed, or one whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship; and

•

A director who is, or who has a family member who is, a current partner of our outside auditor or was a partner or employee of our outside auditor who worked on our audit is not “independent” until three years after the end of such affiliation or employment relationship.

Shareholder Communications with Directors

The Company provides for a process for shareholders to communicate with the Board. Shareholders may send written communications to the attention of the Board, specific Board member or committee, in care of Vignette Corporation, Attention: Bryce M. Johnson, Secretary, 1301 South MoPac Expressway, Austin, Texas 78746. Mr. Johnson is responsible for relaying all such communication to the appropriate Committee or to the full Board.

DIRECTOR COMPENSATION

Overview of Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as directors. During fiscal 2008, non-employee directors of the Company received the following compensation:

Annual Retainer Fee—

•	an annual retainer of $35,000 for serving on the Board (1);

•	a fee of $2,000 for each regularly scheduled Board meeting attended prior to May 2008 (1);

•	an annual retainer of $60,000 for service as the Chairman of the Board;

•	an annual retainer of $10,000 for service on the Audit Committee (3);

•	an annual retainer of $5,000 for service on the Compensation Committee; and

•	an annual retainer of $2,500 for service on the Nominating and Corporate Governance Committee (3).

•

In addition an annual retainer is paid to those serving as Chairman of the various committees as follows: $15,000 for service as Chairman of the Audit Committee, $10,000 for service as Chairman of the Compensation Committee and $2,500 for service as Chairman of the Nominating and Corporate Governance Committee (2).

(1)	In 2007 through May 22, 2008, non-employee directors of the Company received a fee for each regularly scheduled Board meeting of $2,000 and an annual retainer fee of $25,000 for serving on the Board. Subsequent to May 22, 2008, non-employee directors of the Company no longer received a $2,000 fee for each regularly scheduled Board meeting, but, instead, received an annual retainer fee of $35,000 for serving on the Board.

(2)	In 2007 through May 22, 2008, non-employee directors of the Company received an annual retainer for serving as Chairman on various committees as follows: $10,000 for service as Chairman of the Audit Committee, $5,000 for service as Chairman of the Compensation Committee and $2,500 for service as Chairman of the Nominating and Corporate Governance Committee.

(3)	In 2007 through May 22, 2008, non-employee directors of the Company received an annual retainer for serving on various committees as follows: $8,000 for service on the Audit Committee and $2,000 for service on the Nominating and Corporate Governance Committee.

Option and Stock Awards—Non-employee directors are eligible to participate in the 1999 Non-Employee Directors Option Plan and the 1999 Equity Incentive Plan.

During fiscal 2008, non-employee directors were eligible to receive the following non-qualified stock options:

•	6,000 option shares on the date first elected or appointed to the Board (unless previously employed by the Company); and

•

Non-employee directors, who have served on the Board for at least six months, received non-qualified stock options and restricted stock on the date of the annual shareholder’s meeting. The number of restricted shares and options granted each equaled $50,000 divided by the stock price on the grant date.

The exercise price for all non-employee director stock options is 100% of the fair market value of the shares on the grant date. The annual option grant to non-employee directors in fiscal 2008 of 4,016 shares of Common Stock was made on May 23, 2008 at an exercise price of $12.45 per share. Assuming continued service on the Board, all non-employee director options become exercisable in 100% of the option shares after one year from the date of grant.

New options granted to non-employee directors will become exercisable for 100% of the option shares after one year from the date of grant. Restricted stock awards to non-employee directors will fully vest after one year from the date of grant.

Other Benefits—We reimburse directors for their reasonable expenses associated with attending Board meetings. The 2008 expense reimbursement amounts for each Director were below the $10,000 required reporting threshold.

Director Compensation During Fiscal 2008—The following table details the total compensation earned by Vignette’s non-employee directors in 2008:

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Henry DeNero	$49,000	$50,165	$21,316	—	$120,481
Kathleen Earley	$51,500	$50,165	$21,316	—	$122,981
Joseph Grant	$49,000	$50,165	$21,316	—	$120,481
Jeffrey Hawn	$64,000	$50,165	$21,316	—	$135,481
Michael Lambert	$56,500	$50,165	$21,316	—	$127,981
Jan Lindelow (Chairman)	$104,000	$50,165	$21,316	—	$175,481

(1)	Reflects the dollar amount recognized for financial statement reporting purposes, in compliance with FAS 123R, for stock options and restricted stock. For additional information, refer to Note 5 of the Notes to Consolidated Financial Statements in our Form 10-K. These amounts reflect Vignette’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors with respect to these awards.

Outstanding Equity Awards for Directors at the end of Fiscal 2008—The following table provides information on the outstanding equity awards at the end of fiscal 2008 for non-employee directors. Market value of stock awards is determined by multiplying the number of shares by the closing price of Vignette common stock on NASDAQ on the last trading day of the fiscal year ($9.41 on December 31, 2008).

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Henry DeNero	6,000 3,706 2,631	4,016		13.30 13.49 19.00 12.45	01/21/2015 05/26/2016 05/25/2017 05/23/2018
						4,016	$37,791
Total	12,337	4,016				4,016	$37,791
Kathleen Earley	6,000 500 4,237 3,706 2,631	4,016	$ $ $ $ $ $	15.20 13.80 11.80 13.49 19.00 12.45	05/07/2014 09/17/2014 05/27/2015 05/26/2016 05/25/2017 05/23/2018
						4,016	$37,791
Total	17,074	4,016				4,016	$37,791
Joseph Grant	7,500 3,500 4,237 3,706 2,631	4,016	$ $ $ $ $ $	23.50 16.00 11.80 13.49 19.00 12.45	10/24/2013 05/21/2014 05/27/2015 05/26/2016 05/25/2017 05/23/2018
						4,016	$37,791
Total	21,574	4,016				4,016	$37,791
Jeffrey Hawn	5,000 500 1,500 7,500 2,300 4,250 4,237 3,706 2,631	4,016	$ $ $ $ $ $ $ $ $ $	46.80 28.20 26.00 8.40 22.40 16.00 11.80 13.49 19.00 12.45	10/31/2011 02/22/2012 05/15/2012 10/10/2012 05/15/2013 05/21/2014 05/27/2015 05/26/2016 05/25/2017 05/23/2018
						4,016	$37,791
Total	31,624	4,016				4,016	$37,791
Michael Lambert	7,500 2,100 200 15,000 1,619 3,500 4,444 1,111 4,166 4,237 3,706 2,631	4,016	$ $ $ $ $ $ $ $ $ $ $ $ $	10.80 22.40 22.40 19.90 22.00 16.00 13.50 12.10 12.10 11.80 13.49 19.00 12.45	08/23/2012 05/15/2013 05/21/2013 06/24/2013 02/24/2014 05/21/2014 07/27/2014 08/27/2014 03/18/2015 05/27/2015 05/26/2016 05/25/2017 05/23/2018
						4,016	$37,791
Total	50,214	4,016				4,016	$37,791
Jan Lindelow	7,500 2,100 3,625 4,237 15,000 3,706 2,631	4,016	$ $ $ $ $ $ $ $	8.30 22.40 16.00 11.80 14.40 13.49 19.00 12.45	10/02/2012 05/15/2012 05/21/2014 05/27/2015 07/22/2015 05/26/2016 05/25/2017 05/23/2018
						4,016	$37,791
Total	38,799	4,016				4,016	$37,791

(1)	Non-employee directors, who have served on the Board for at least six months, received non-qualified stock options and restricted stock on the date of the annual shareholder’s meeting. The number of restricted shares and options granted each equaled $50,000 divided by the stock price on the grant date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE DIRECTORS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2012 ANNUAL MEETING OR UNTIL A SUCCESSOR(S) HAS BEEN DULY ELECTED AND QUALIFIED.

PROPOSAL NO. 2

APPROVAL OF 2009 EQUITY INCENTIVE PLAN

At the Annual Meeting, the stockholders will be asked to approve the Vignette Corporation 2009 Equity Incentive Plan (the “2009 Plan”). The Board of Directors adopted the 2009 Plan on March 24, 2009, subject to its approval by stockholders. The 2009 Plan is intended to replace our 1999 Equity Incentive Plan (the “1999 Equity Plan”), 1999 Supplemental Stock Option Plan (the “1999 Supplemental Plan”) and 1999 Non-Employee Director Option Plan (the “1999 Non-Employee Director Plan”) (collectively referred to as the “1999 Plans”), which will terminate after approval by the stockholders of the 2009 Plan, and no new awards will be granted from the 1999 Plans thereafter.

The 2009 Plan’s share reserve of 7,298,401, which the stockholders will be asked to approve, includes (i) 2,525,003 shares which have been reserved but not issued under the 1999 Plans and (ii) 4,048,401 shares subject to outstanding awards under the 1999 Plans and our 1995 Stock Option/Stock Issuance Plan (determined as of March 24, 2009) which, if forfeited, cancelled or otherwise terminated will return to the 2009 Plan and then be available for issuance. Therefore, the actual increase in shares available for grant under the 2009 Plan is only 724,997 (because the 6,573,403 additional shares that may be available for grant under the 2009 Plan will be derived from 6,573,403 shares of common stock previously approved for grant under the 1999 Plans). If the stockholders approve the 2009 Plan as proposed, the Company will only initially have 3,250,000 shares available for new grants, and only if awards under the 1999 Plans and our 1995 Stock Option/Stock Issuance Plan are forfeited, cancelled or otherwise terminated shall any portion of the 4,048,401 shares again be available for issuance under this 2009 Plan.

As of March 24, 2009 there were 3,353,629 stock options outstanding under existing and acquired equity compensation plans. These stock options have a weighted average exercise price of $14.30 and weighted average remaining term of 5.7 years. Outstanding stock options for 395 shares were granted under an acquired equity plan and will not be included in the 2009 Plan. As of March 24, 2009 there were 695,167 restricted shares unvested and outstanding under existing equity compensation plans.

The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board of Directors expects that the 2009 Plan will be an important factor in attracting, retaining and rewarding the high caliber employees’ essential to our success and in motivating these individuals to strive to enhance our growth and profitability. The proposed 2009 Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals.

The 2009 Plan is also designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the 2009 Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the 2009 Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code (“Section 162(m)”), the 2009 Plan limits the sizes of such awards as further described below. While the Company believes that compensation in connection with such awards under the 2009 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of restricted stock, restricted stock unit, performance share and performance unit awards may not qualify as “performance-based.” By approving the 2009 Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the 2009 Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to certain awards, and the other material terms of the awards described below.

Approval of the 2009 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If stockholders do not approve the 2009 Plan, the Company’s ability to include equity compensation as part of our employees’ total compensation package will be limited.

Summary of the 2009 Plan

The following summary of the 2009 Plan is qualified in its entirety by the specific language of the 2009 Plan, a copy of which is filed electronically with this proxy with the Securities Exchange Commission on its website at www.sec.gov, and is also available to any stockholder upon written request to the Company.

General. The purpose of the 2009 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company’s success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units.

Authorized Shares. Assuming the 2009 Plan is approved by the stockholders, the 1999 Plans shall be terminated, and a total of 7,298,401 shares of our common stock will have been reserved for issuance pursuant to the 2009 Plan. The 2009 Plan share reserve shall include (i) 2,525,003 shares which have been reserved but not issued under the 1999 Plans, (ii) the number of shares subject to outstanding awards under the 1999 Plans and our 1995 Stock Option/Stock Issuance Plan (4,048,401 as of March 24, 2009) which will only become available under this 2009 Plan if any such outstanding award is cancelled, terminated or otherwise forfeited prior to exercise and/or vesting, and (iii) a new number of shares (724,997 which may be granted as awards under the 2009 Plan. If any award granted under the 2009 Plan, the 1999 Plans or our 1995 Stock Option/Stock Issuance Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the 2009 Plan.

The number of shares of our common stock that remain available for issuance under the 2009 Plan will be reduced by 1.75 shares of common stock for each share issued pursuant to an award other than an option or stock appreciation right.

Adjustments to Shares Subject to the 2009 Plan. In the event of any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reorganization, merger, consolidation, split-up, spin-off, combination repurchase, exchange of shares of our common stock or other securities of the Company, or other change in the corporate structure affecting the Company’s common stock, such that an adjustment is determined by the Administrator (as defined below) to be appropriate in order to prevent diminution or enlargement of the benefits or potential benefits intended to be available under the 2009 Plan, then the Administrator shall adjust the number and class of shares which may be delivered under the 2009 Plan, the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations.

Administration. The 2009 Plan will be administered by the Board of Directors or a committee of the Board of Directors (the “Committee”). To make grants to certain officers and key employees of the Company, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Administrator” will refer to either the Committee or the Board of Directors.) Subject to the provisions of the 2009 Plan, the Administrator determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Administrator may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Administrator will interpret the 2009 Plan and awards granted thereunder, and all determinations of the Administrator will be final and binding on all persons having an interest in the 2009 Plan or any award.

No Repricing. The 2009 Plan forbids, without stockholder approval, the repricing of any outstanding option or stock appreciation right through either (i) the cancellation of outstanding options or stock appreciation rights and the grant in substitution therefore of any new award, or (ii) the amendment of outstanding options or stock appreciation rights to reduce the exercise price thereof.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 24, 2009, the Company had approximately 692 employees, including 6 named executive officers, 0 consultants and 6 non-employee directors, who would be eligible under the 2009 Plan.

Stock Options. Each option granted under the 2009 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2009 Plan.

The exercise price of each option may not be less than the fair market value of a share of common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. Generally, the fair market value of the common stock is the closing sales price per share on the date of grant as quoted on the Nasdaq Global Select Market. On March 24, 2009, the closing price of the Company’s common stock on the Nasdaq Global Select Market was $6.47 per share.

The 2009 Plan provides that the option exercise price may be paid in cash, by check, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option (a “cashless exercise”), by a net exercise program established by the Administrator, by any combination of the foregoing, or by such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Administrator. The maximum term of any option granted under the 2009 Plan is eight (8) years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five (5) years. The Administrator will determine and specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (1) three months following his or her termination for reasons other than death or disability, and (2) twelve months following his or her termination due to death or disability.

Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

Stock Appreciation Rights. Each stock appreciation right granted under the 2009 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2009 Plan.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company common stock between the date of grant of the award and the date of its exercise. The exercise price of each stock appreciation right may not be less than the fair market value of a share of common stock on the date of grant. The Company may pay the appreciation either in cash, in shares of common stock, or in some combination thereof. Stock appreciation rights vest and become exercisable at the times and on the terms established by the Administrator. Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.

Restricted Stock Awards. Each restricted stock award granted must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2009 Plan. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria (including the attainment of performance goals similar to those described below in connection with performance shares and performance units) as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Restricted Stock Units. The Administrator may grant restricted stock units which represent a right to receive shares of Company common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s service to the Company. The Administrator may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. The Company may pay the appreciation in cash, in shares of common stock or in a combination thereof. Unless otherwise provided in the written agreement between the Company and the participant evidencing the award, participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of stock are issued in settlement of such awards.

Performance-Based Compensation. Performance units and performance shares may also be granted under the 2009 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Administrator are achieved or the awards otherwise vest. As described below, the Administrator will establish organizational or individual performance goals in its discretion within the parameters of the 2009 Plan, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units and performance shares. Performance units will have an initial dollar value established by the Administrator on or before the grant date. Performance shares will have an initial value equal to the fair market value of Company stock on the grant date. The 2009 Plan provides specific measures from which the Administrator may base performance goals. Specifically, performance goals to be used for awards shall be chosen from one or more of the following measures: (i) revenue, (ii) revenue bookings, (iii) cash flow, (iv) cash position, (v) earnings before interest, taxes and/or depreciation and amortization, (vi) earnings per share, (vii) expenses, (viii) product release schedules, (ix) new product innovation, (x) cost reductions, (xi) brand recognition and/or acceptance, (xii) product ship targets, (xiii) customer satisfaction, (xiv) customer service, (xv) growth in market price of our common stock, (xvi) free cash flow, (xvii) growth in revenue, (xviii) gross margin, (xix) individual objectives, (xx) net income, (xxi) number of customers, (xxii) operating income, (xxiii) operating margin, (xxiv) pre-tax profit, (xxv) return on capital, (xxvi) return on net assets, (xxvii) return on stockholder equity, (xxviii) safety, (xxix) product quality, (xxx) return on investments, (xxxi) business divestitures and acquisitions, (xxxii) supplier awards from significant customers, (xxxiii) time to market, (xxxiv) total return on shares of our common stock relative to the increase in an appropriate pre-determined index selected by the Administrator, (xxxv) economic value added, (xxxvi) market share, (xxxvii) stock price, and (xxxviii) working capital.

No later than ninety (90) days following the commencement of any fiscal year or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m)), the Administrator will, in writing, select the performance goals applicable to the performance period and establish the performance goals and amounts of the awards, as applicable, which may be earned for the performance period.

Following completion of the applicable performance period, the Administrator will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Administrator retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be vested or payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount vested or paid to any other participant.

No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period. The Company reserves the right to grant awards that do not qualify for the Section 162(m) performance-based exception under Section 162(m).

Individual Award Limitations. The 2009 Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year (i) pursuant to options and/or stock appreciation rights is limited to 1,000,000 shares, (ii) pursuant to restricted stock or restricted stock units is limited to 750,000, and (iii) pursuant to performance shares is limited to 750,000, and the maximum dollar value which could be issued to any one individual in any fiscal year pursuant to the grant of performance units is $2,500,000. In addition, an individual may be granted options or stock appreciation rights to purchase up to an additional 250,000 shares or restricted stock or restricted stock units covering up to an additional 150,000 shares of stock in connection with his or her initial hiring with the Company.

The Administrator shall adjust the limitations on annual grants to individuals or in connection with an individual’s initial hiring, as well as any performance conditions relating to shares and any other conditions of outstanding awards, in the event of any adjustment to the Company’s shares discussed above.

Termination or Amendment. The 2009 Plan will automatically terminate ten (10) years from the date of its adoption by the Board of Directors, unless terminated at an earlier time by the Board of Directors. The Board of Directors may terminate or amend the 2009 Plan at any time, provided that no amendment may be made without stockholder approval if the Board of Directors deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the common stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Board of Directors, and, in any event, may not impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Change in Control. The Plan provides that, in the event of a merger or our “change in control,” the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, providing that outstanding awards be assumed or an equivalent award substituted by the successor corporation or its affiliate. If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The Administrator will not be required to treat all outstanding awards the same in the transaction.

In the event that awards granted to a participant (other than a non-employee director) are assumed or substituted and the participant incurs an “involuntary termination” (as such term is defined in the 2009 Plan) on or within eighteen (18) months following a merger or change in control, his or her options and stock appreciation rights will become fully vested and immediately exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting requirements for performance shares, performance units or other awards will be deemed achieved at 100% of target levels, and all other terms and conditions will be deemed met.

In the event that awards granted to a non-employee director are assumed or substituted and the service of the non-employee director is terminated on or following a merger or change in control, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights will become fully vested and immediately exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting requirements for performance shares, performance units or other awards will be deemed achieved at 100% of target levels, and all other terms and conditions will be deemed met.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2009 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to forfeiture or repurchase upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit Awards. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is award restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock Awards”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 409A. Section 409A of the Code provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2009 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance.

New Plan Benefits

Awards granted under the 2009 Plan will be granted at the discretion of the Administrator, and, accordingly, are not yet determinable. Benefits under the 2009 Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates, actual Company performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2009 Plan.

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of the Company common stock present in person or represented by proxy and voting on the matter is required to approve the adoption of the 2009 Plan. The Board of Directors believes that the adoption of the 2009 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2009 PLAN.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

Audit Services

Subject to the ratification by the Shareholders, the Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as independent auditors to audit the consolidated financial statements of the Company for fiscal year 2009.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of the Company’s annual financial statements for the year ended December 31, 2008.

	Fiscal 2008	Fiscal 2007
Audit Fees (1)	$749,888	$729,730
Audit-Related Fees (2)	—	—

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”, including those associated with acquisitions, employee benefit plans and due diligence.

In making its recommendation to ratify the appointment of Grant Thornton as the Company’s independent public accountants for the fiscal year ending December 31, 2009, the Audit Committee has considered whether there were services other than audit and audit-related services provided by Grant Thornton. It has been determined that there were no services performed by Grant Thornton other than the audit and audit related services as noted above.

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and non-audit services to be provided to the Company by the independent public accountant and other public accounting firms (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible). Accordingly all fees listed above for audit and non-audit services were pre-approved by the Audit Committee of the Board. The Audit Committee also has the sole authority to approve the hiring and firing of the independent public accountants, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors. In accordance with this policy, the Audit Committee has given its approval for the provision of audit services by Grant Thornton for the fiscal year ending December 31, 2009.

The Company is asking the shareholders to ratify the appointment of Grant Thornton as the Company’s independent public accountants for the fiscal year ending December 31, 2009. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Grant Thornton.

In the event the shareholders fail to ratify the appointment, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the Company’s and its shareholders’ best interests.

This will be Grant Thornton’s fourth year for the firm as the Company’s independent public accountants. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

EXECUTIVE OFFICERS

The following table sets forth the name and position of each of the persons who were serving as our executive officers as of December 31, 2008, including their ages as of March 31, 2009:

Executive	Age	Position Held with the Company
Michael A. Aviles	48	President, Chief Executive Officer and Director
Thomas P. Kelly	51	Chief Financial Officer
David Dutch	43	Senior Vice President of Products and Marketing
Bryce M. Johnson	50	Senior Vice President, Secretary and General Counsel
Somesh Singh	52	Senior Vice President of Research and Development and Technical Operations
Gayle Wiley	43	Senior Vice President of Worldwide Human Resources

Michael A. Aviles was appointed President and Chief Executive Officer in February 2006. Prior to joining the Company, Mr. Aviles served as Chairman, President and Chief Executive Officer of Activant Solutions, Inc., a provider of software and information services to the automotive aftermarket, hardware and lumber industries, from July 2002 to October 2004 and as President and Chief Operating Officer of Activant from June 1999 to July 2002. From 1996 to 1998, Mr. Aviles served as president and Chief Executive Officer of Foster Grant Group, a marketer and distributor of consumer eyewear. From 1990 to 1996 he held the roles of Vice President of Strategy Development, Vice President of Merchandising and Distribution and Vice President, General Manager for Superstores, at FOOTACTION USA, an athletic specialty retailer. Mr. Aviles began his career as a Certified Public Accountant with KPMG Peat Marwick. Mr. Aviles received his Master of Business Administration from the Stanford University Graduate School of Business and has a Bachelor of Business Administration from Pace University.

Thomas P. Kelly joined the Company as Chief Financial Officer in July 2006. Prior to joining the Company, Mr. Kelly was director of Global Facility Planning at Dell Inc. From August 1998 to June 2004, Mr. Kelly served as Chief Financial Officer of Trilogy software. From 1995 to 1998, Mr. Kelly was Chief Financial Officer of the Sabre Group. Prior to his position at Sabre, Kelly served as Vice President of Financial Planning and Analysis at American Airlines. Mr. Kelly holds a master’s degree in Business Administration from Carnegie-Melon University and a bachelor’s degree in Computer Science from the University of Virginia’s engineering school. Mr. Kelly has also served on the Board of Directors for Express Jet.Holdings, Inc. since September 2007.

Dave Dutch joined the Company in April 2008 as Senior Vice President of Products and Marketing. From May 2005 to February 2008, Mr. Dutch coordinated strategy and integration of sales, marketing communications and products for the $1 billion Telecommunications Enterprise Division of Level 3 Communications. From April 2002 to November 2004, Mr. Dutch served as president of Networkcar, Inc., a subsidiary of Reynolds & Reynolds. From June 1998 to April 2002, he also served as a Senior Vice President and Chief Operating Officer of CoreComm Ltd., a telecommunications and Web services Company, and as a management consultant with A. T. Kearney from June 1997 to June 1998. Prior to the start of his business career, Mr. Dutch was a Special Operations Officer in the United States Navy. Mr. Dutch holds a Bachelor of Science degree in Ocean Physics from the U.S. Naval Academy and a Master of Business Administration from the Broad School at Michigan State University.

Bryce M. Johnson has served as our Senior Vice President, Secretary and General Counsel since December 2000 and is responsible for overseeing the Company’s legal matters, intellectual property and governmental affairs. From March 1997 to November 2000, Mr. Johnson was the Chief Legal Counsel for Tivoli Systems Inc. and Associate General Counsel of IBM Corporation. From May 1984 to March 1997, Mr. Johnson held a variety of legal positions with IBM Corporation, including Counsel to IBM Europe in Paris, France. Mr. Johnson received his Bachelor of Arts degree with highest honors from Georgetown College and his Doctor of Jurisprudence from the University of Kentucky.

Somesh Singh joined the Company in February 2007 as Senior Vice President of Research and Development and Technical Operations. From 1997 to 1999 and again from 2001 to 2007. Mr. Singh held several senior executive positions at BMC software including Vice President and General Manager of Identity Management Business Unit (from 2003 to 2007) and Vice President and General Manager of Worldwide Research and Development Operations and Cross Platform Technologies (from 2001 to 2003). From 1999 to 2001, Mr. Singh was president and Chief Operating Officer and Director at iVita Corporation. Mr. Singh holds a Master of Business Administration degree from The Wharton School of Business at the University of Pennsylvania, a Master of Science degree in Chemical Engineering from Columbia University in New York and a Bachelor of Science degree in Chemical Engineering from Banares Hindu University in India.

Gayle Wiley was appointed Senior Vice President of Worldwide Human Resources in September 2005. From August 1994 to January 2004, , Ms. Wiley was the human resource executive for IBM’s software business in Europe, Middle East and Africa. Prior to IBM Ms. Wiley was Vice President of Human Resources for Tivoli Systems Inc. that was acquired by IBM in 1996. Ms. Wiley’s early human resource career includes experience with Motorola, Inc. and Abbott Laboratories where she worked as a generalist and college recruiter. Ms Wiley earned a Master of Science in Education with a major in Guidance Counseling and a Bachelor of Science in Education from Henderson State University in Arkadelphia, Arkansas.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation and benefits program aims to encourage our management team to continually pursue our strategic opportunities while effectively managing the risks and challenges inherent to the enterprise software industry. Specifically, we have created a compensation package that combines short and long-term components, cash and equity, and fixed and contingent payments, in the proportions we believe are most appropriate to provide incentive and reward our executives for achieving the following goals:

•	foster a highly creative and execution focused team whose participants understand and share our business objectives and ethical and cultural values;

•	lead the Company by demonstrating forward thinking in the development and commercialization of software solutions that forge new markets and enhance our position within the installed base;

•	control the multiple dimensions of our business, from research and development, through client implementations and all aspects of operations in order to maximize the value of each dollar deployed; and

•	deploy our resources for maximum benefit to our shareholders.

Compensation Philosophy

•

Total compensation opportunities should be competitive. Vignette believes that its total compensation programs should be competitive so that Vignette can attract, retain and motivate talented executives.

•

Total compensation should be related to Vignette’s performance. Vignette believes that a significant portion of its executives’ total compensation should be directly linked to achieving specified financial objectives that Vignette believes will create stockholder value.

•

Total compensation should be related to individual performance. Vignette believes that executives’ total compensation should reward individual performance achievements and encourage individual contributions to Vignette’s performance.

•

Equity awards help executives think like stockholders. Vignette believes that executives’ total compensation should have a significant equity component because stock based awards help reinforce the executive’s long-term interest in Vignette’s overall performance and thereby align the interests of the executive with the interests of Vignette’s stockholders.

The Company believes that total compensation within a range of the 50th to the 75th percentile of the market as defined below is the appropriate starting point for providing a reference range for the compensation of its executives. Though the Company uses the 50th to the 75th percentile as a reference range, the Company does not target a specific percentile in the range for each named executive officer or for each component of compensation. Instead, the Company structures a total compensation package in view of the comparative information and other factors specific to the named executive officer, including level of responsibility, experience, performance and expectations of future performance. The Company uses information obtained from the market peer group to test for reasonableness and competitiveness of its compensation package as a whole, but exercises judgment in allocating compensation among named executive officers and each element of a named executive officer’s total compensation package.

The Company does not have specific policies for allocating between short and long-term compensation nor policies for allocating between cash and non-cash compensation. Each named executive officer receives a mix of compensation comprised of base salary, cash bonuses and equity awards. The amount of compensation allocated to each element of compensation is determined on a case-by-case basis.

Throughout this Compensation Discussion and Analysis, the individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2008, as well as the other individuals included in the “2008 Summary Compensation Table” on page 36 are referred to as the “named executive officers.”

Role of Our Compensation Committee

Our Compensation Committee is appointed by our Board of Directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and who meet the independence requirements of the Nasdaq Global Market. Our Compensation Committee is comprised of Michael Lambert, Henry DeNero and Jan Lindelow and is chaired by Michael Lambert.

The Compensation Committee has the exclusive authority to establish the level of base salary payable to our executives including specifically our Chief Executive Officer and to administer our 1999 Equity Incentive Plan and our Employee Stock Purchase Plan. The Compensation Committee will also have exclusive authority to administer our 2009 Equity Incentive Plan, subject to its approval by our shareholders. Finally, the Compensation Committee has responsibility for approving the individual bonus programs for our Chief Executive Officer and executives and other key employees for each fiscal year.

The Compensation Committee operates under a charter adopted by our Board. A copy of the charter is available at http://www.vignette.com/us/About+Vignette/Corporate+Governance.

The Compensation Committee also reviews and makes recommendations to our Board to ensure that all of the other aspects of our executive compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines.

Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit program is consistent with both our compensation philosophy and our corporate governance guidelines:

•

engaged and directed Mercer, a global human resources consulting firm, as our independent executive compensation and benefits consultant, reporting directly to the Compensation Committee, to refine the peer group used as part of prior competitive reviews, assess the competitiveness of our overall executive compensation and recommend opportunities to improve the design and structure of the programs;

•

with the assistance of Mercer developed appropriate executive compensation structures, considering a competitive level of pay as measured against our peer group (see discussion under “Compensation Discussion and Analysis—Competitive Market for Talent”);

•	maintained a practice of reviewing the performance and determining the total compensation awarded, earned, or paid to our Chief Executive Officer independent of input from him;

•

reviewed on an annual basis the performance of our executive officers and other key employees with assistance from our Chief Executive Officer and determined what we believe to be appropriate total compensation, considering competitive levels as measured against our peer group (see discussion under “Compensation Discussion and Analysis—Competitive Market for Talent”); and

•	maintained the practice of holding executive sessions (without management present) at Compensation Committee meetings.

Role of Executives in Compensation Decisions

Our Compensation Committee meets with our Chief Executive Officer, Mr. Aviles, to obtain recommendations with respect to Company compensation programs, practices and packages for our other executives and the general employee population. Mr. Aviles makes recommendations to the Compensation Committee on the base salary, bonus targets and equity compensation for our other executives and the general employee population based on market data, taking performance into consideration. The Compensation

Committee considers, but is not bound to and does not always accept, Mr. Aviles’ recommendations with respect to executive compensation. Mr. Aviles and the Company’s general counsel attend some of the Compensation Committee’s meetings, but they are excused from such meetings as appropriate, and with respect to matters related to Mr. Aviles’ compensation.

Competitive Market for Talent

Our market for experienced management is highly competitive. We aim to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we aim to draw upon a pool of talent that is highly sought after by both large and established technology and software companies. We draw upon a market that is national and, in some cases, international.

We believe we have competitive advantages in our ability to offer significant upside potential through stock options and other equity instruments. Nonetheless, we must recognize market cash compensation levels and satisfy the day to day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete on the basis of our vision of future success; our culture and company values; the cohesiveness and productivity of our teams; and the excellence of our products and the strong reputation of our clients. In all of these areas, we compete with other established and emerging enterprise software companies.

Defining the Market

For 2008, we engaged Mercer to conduct a review of our executive compensation program. In this review, Mercer used data from a group of peer companies as well as survey data maintained by the Company to compare our executive total compensation practices and levels to those in the market:

•

A group of peer companies selected by the Compensation Committee. The comparator information was derived through an analysis of the proxy statements filed by these companies. The list of comparator companies is shown below.

Company Name (1)	2007 Peer	Industry	Revenue (2) (MM)
Ariba Inc	X	Systems Software	$333
Art Technology Group Inc	X	Internet Software & Services	$165
Chordiant Software Inc		Internet Software & Services	$113
Commvault Systems Inc		Systems Software	$198
Epicor Software Corp	X	Application Software	$488
I2 Technologies Inc	X	Application Software	$256
Informatica Corp	X	Application Software	$456
Internap Network Svcs Corp		Internet Software & Services	$254
Intervoice Inc (3)		Application Software	$202
Interwoven Inc (4)	X	Internet Software & Services	$260
JDA Software Group	X	Application Software	$390
Manhattan Associates Inc		Application Software	$337
MSC Software Corp	X	Application Software	$247
Progress Software Corp		Systems Software	$516
SPSS Inc	X	Application Software	$303
Tyler Technologies Inc		Application Software	$265
Websense Inc	X	Internet Software & Services	$348

(1)	BMC Software Inc and Lawson Software Inc were removed due to revenue size.

(2)	Source: Standard & Poor’s Research Insight. Represents most recently disclosed fiscal year end results.
(3)	Subsequent to our peer company analysis Intervoice Inc. was acquired by Convergys.
(4)	Subsequent to our peer company analysis Autonomy announced its intention to buy Interwoven Inc.

•	Radford Surveys—Executive Compensation Survey, Software Products and Services industry with revenue between $100MM—$500MM.

Determining Market Levels and Specific Comparisons

We compare our practices and levels by each compensation component, by total annual cash compensation (salary plus target annual incentive opportunity) and by total direct compensation (total annual cash plus grant value of equity awards). The competitive comparisons made in this process are used to determine our approximate position relative to the appropriate market comparison by compensation component and in total. As outlined above in the summary of our compensation philosophy, competitive positioning relative to market is one of several inputs that the Committee reviews when considering executive pay decisions.

Total Compensation

We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn above-market pay for above-market performance, through programs that emphasize performance-based incentive compensation in the form of cash and equity. For 2008, the total compensation opportunity provided to the named executive officers generally fell between the 50th and 75th percentile of total compensation opportunity provided to executives holding equivalent positions as defined by the market above. We believe that this positioning was consistent with the goal of our program and the individual performance of each of our named executive officers. We also believe that the total compensation was reasonable in the aggregate. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonus), long-term equity-based incentive compensation and certain other benefits.

The competitive posture of our total direct compensation versus the market comparisons will vary year to year based on Company, functional area and individual performance. We believe our target total direct compensation is generally positioned between the 50th and 75th percentile of the market.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our growth and development as a company. Accordingly, the specific direction, emphasis and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy. Our Compensation Discussion and Analysis will, in the future, reflect these evolutionary changes.

Components of our Compensation Program

General Compensation Policy

Our performance-driven compensation program consists of five components: base salary, annual cash bonuses, long-term incentives, benefits and severance/termination protection.

We utilize short-term compensation, including base salary, annual adjustments to base salary and cash bonuses, to motivate and reward our named executive officers in accordance with our executive compensation strategy. Our Compensation Committee has established this program to set and refine management objectives and to measure performance against those objectives. The Compensation Committee’s fundamental policy is to offer the Company’s named executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Compensation Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance.

Base Salary

The base salary for each named executive officer is based on general market levels and personal performance. Each individual’s base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

The base salary of our named executive officers are reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions. Increases are considered within the context of our overall annual merit increase budget before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine increases.

Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, as well as competitive market conditions. In establishing the 2008 base salaries of the named executive officers, our Compensation Committee and management took into account a number of factors, including each executive’s seniority, position and functional role, level of responsibility and, to the extent such individual was employed by us for at least the prior six months, his or her accomplishments against personal and group objectives. In establishing the base salary for newly hired personnel, we considered the base salary of the individual at his prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join our Company. In addition, we considered the competitive market for corresponding positions within our industry. Base salaries for our named executive officers are generally positioned at approximately the 50th percentile versus the market defined above.

Cash Bonuses (Received as Non-Equity Incentive Plan Compensation)

Cash bonuses for our named executive officers are intended to provide incentives for the achievement of corporate and individual performance. For 2008, the Company provided a cash performance bonus program under which all regular full-time non-sales employees, including executives, participate (the “Corporate Performance Bonus Plan and the Executive Performance Bonus Plan,” respectively). Under this approach, the bonus funding for the named executive officers will be aligned with most employees in the Company.

Cash Bonus Opportunities for 2008

Each named executive officer has an established cash bonus target. These bonus targets are set as a part of the total compensation review process conducted by the Compensation Committee and are established within the guidance of the compensation philosophy of the Company. The bonus targets are evaluated in the context of the overall total direct compensation of the named executive officer. In general, achievement of target annual performance is intended to provide annual cash compensation between the 50th and 75th percentile. Named executive officers can earn up to 200% of their annual target bonus if maximum performance levels are achieved. The 2008 annual cash bonus opportunities and the actual annual bonus payouts for each of the named executive officers are summarized in the following table:

Named Executive Officer	Minimum	Target		Maximum	Actual Payout
Aviles, Michael A.	$0	$480,000		$960,000	$0
Kelly, Thomas P.	$0	$206,250		$412,500	$0
Johnson, Bryce M.	$0	$125,000		$250,000	$0
Shootman, Alex P. (2)	$0	$265,000	(1)	$395,000	$15,000	(3)
Singh, Somesh K.	$0	$175,000		$350,000	$0
Wiley, Gayle	$0	$75,000		$150,000	$0

(1)	Mr. Shootman’s target incentive of $265,000 includes $125,000 as Executive Performance Bonus and $140,000 for a specific sales incentive bonus.
(2)	Mr. Shootman served as our Senior Vice President of Worldwide Sales and Services from October 2006 to November 2008 and left the Company on November 14, 2008.
(3)	Mr. Shootman’s actual payout was under his specific sales incentive bonus and not part of the Executive Performance Bonus.

Cash Bonus Payout Determination for 2008

For named executive officers to receive a payout under the Executive Performance Bonus Plan, the Company must achieve pre-determined goals for revenue growth and profitability (the “Bonus Funding Percentage”). The bonus will be funded based on the achievement of key revenue and operating margin objectives. Payouts increase as operating margin attainment and revenue growth increases and decline to zero at combinations of limited or no revenue growth and minimal operating margin attainment.

Once the Bonus Funding Percentage is determined based on the Company’s performance, the actual bonus payment is determined for each named executive officer. The named executive officer’s bonus target is multiplied by the Bonus Funding Percentage. This yields a bonus funding for the named executive officer. The Company will pay 50% of this amount as a non-discretionary bonus. The remaining 50% is placed in a pool consisting of the same funds for each named executive officer to create a discretionary bonus pool. The discretionary bonus is based on an assessment of the named executive officers’ individual performances and contributions during the period of time attributed to the bonus and is determined by the Chief Executive Officer for the named executive officers and by the Compensation Committee for the Chief Executive Officer. Specific metrics defining the allocation of the discretionary bonus have not been established. The overall funding of the discretionary bonuses for the named executive officers will not exceed 50 % of the total annual bonus funding for this group.

Expressed as a formula, the bonus calculation for each named executive officer is as follows: Bonus Funding Percentage X Bonus Target = 100% of the Bonus Funding.

The Executive Performance Bonus Plan is an annual bonus plan where the final funding does not occur until after the Company has filed its annual Form 10-K. However, for each of the first three quarters, the Executive Performance Bonus Plan can fund and payout up to 20% of the annual bonus target. This funding is based upon achieving a subset of the annual targets that have been calibrated to the Company’s quarterly business cycle. Quarterly bonus payments are approved by the Compensation Committee and made after the corresponding Form 10-Q has been filed. At the end of the year, the Company calculates the bonus pool for the full year’s performance, and the fourth quarter funding will be equal to the full year pool minus the amounts already funded and paid during the first three quarters. We believe this quarterly payout mechanism provides added focus on, and incentive for, achieving progress toward our annual goals.

2008 Bonus Financial Goals and Performance

Each year, the Executive Performance Bonus Plan is reevaluated and new performance targets are established reflecting the Company’s business plan and financial goals for the coming year. The bonus targets established for the Executive Performance Bonus Plan were established at the beginning of the fiscal year.

For 2008, the Compensation Committee set the bonus target based on the Company’s operating margin and revenue over the prior year. Actual results for the 2008 fiscal year came in below the target goals which resulted in no bonus payout for the 2008 fiscal year.

2009 Bonus Design

For 2009, we will maintain the same general plan structure in terms of bonus opportunities by executive, performance funding measures (revenue growth and operating margin), with adjustments to revenue growth and margin goals to reflect our 2009 operating plan.

Long-Term Incentive Compensation

We believe long-term incentives are an important component of our total compensation program. Long-term incentives at the Company consist of both stock options and restricted stock. The purpose of this component of total compensation is to provide a meaningful incentive for increasing the value of the Company, thus further aligning our interests with those of our shareholders. The Company generally provides equity awards to executives upon initial employment and on an ongoing annual basis. Equity awards made in the year that a named executive officer commences employment are based on specific inducement factors related to the individual executive as well as competitive conditions applicable to the position. Annual equity awards are generally intended to provide a grant date value targeted between the 50th and 75th percentile. Actual realized value compared to market will depend on the Company’s stock price performance.

The Company determined individual equity grant levels for name executive officers based on a number of factors, including the executive’s past performance and future potential, relative importance of the role at the Company, competitive market data, and current equity holdings. The Company also considers the overall expense, share usage, and potential dilution in determining equity awards.

For 2008, we established an equity grant model for the named executive officers that seeks to provide approximately two-thirds of the annual grant value in stock options and one-third of the annual grant value in restricted stock. We believe the majority focus on stock options provides a leveraged incentive to increase stock price consistent with shareholder interests, while the minority portion on restricted stock serves to continue to build alignment with shareholders through ownership and provides a reasonable retention incentive, given that restricted stock is less sensitive to market fluctuations. Our stock option grants have typically vested over 4 years, 25% at the end of the first year and 6.25% per quarter thereafter, while our restricted stock grants have typically vested over 3 years, 33% at the end of each year.

During 2008, the Compensation Committee granted stock options and restricted stock awards to the named executive officers following the approach described above. As part of its decision for grants other than to the Chief Executive Officer, the Compensation Committee relied on input from the Chief Executive Officer as well as the factors indicated above. For grants to the Chief Executive Officer, the Committee considered the advice of our compensation consultant in addition to the factors indicated above.

In 2008, the Compensation Committee also provided an additional retention award of restricted stock to key employees, including the named executive officers. The Compensation Committee determined that this incremental award was appropriate in light of 2008 being an important year of transition where the stability of critical talent was deemed to be particularly important.

Please refer to the 2008 Grants of Plan Based Awards table on page 38 for more detailed information regarding the 2008 equity grants to the named executive officers.

Practices Regarding the Grant of Stock Options and Other Equity-based Awards

All stock option grants made to our named executive officers in 2008 were made pursuant to our 1999 Equity Incentive Plan with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the 1999 Equity Incentive Plan to be the closing market price of a share of our common stock on the date of grant. Subject to its approval by our shareholders, all future stock option and restricted stock grants to our named executive officers will be made pursuant to our 2009 Equity Incentive Plan. The stock option grants will be made with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the 2009 Equity Incentive Plan to be the closing sales price of our common stock on the date of grant. We do not have any program, plan or practice of awarding stock options and setting the exercise price based on the stock’s price on a date other than the grant date. We do not have a practice of determining the exercise price of stock option grants by using average prices or lowest prices of our common stock in a period preceding, surrounding or following the grant date. We do not have any program, plan or practice to time or make ad-hoc grants of stock options or restricted shares or other equity awards in coordination with the release of material non-public information or otherwise.

The Compensation Committee retains the discretion to make awards to our named executive officers at other times in connection with the initial hiring of a new executive, for retention purposes or otherwise.

Performance Evaluation

Clear performance evaluation is necessary to effectively administer the components of our compensation programs. We have implemented a performance review process with the objective of measuring and providing feedback on the following categories of individual performance:

•	delivery of results consistent with our corporate goals;

•	achievement of individual objectives established during the prior review;

•	assessment of professional effectiveness, consisting of a portfolio of competencies that include leadership, commitment, creativity and team accomplishment; and

•	knowledge, skills and attitude, focusing on capabilities, ability and willingness to learn.

We balance individual and Company-wide goals and achievements. On an individual level, we set clearly defined goals for each of our named executive officers, focusing on the categories mentioned above, with an emphasis on quantifiable and achievable goals. Our process is participatory, rather than dictatorial; we engage in a collaborative process with each named executive officer to define his or her personal objectives, as well as those of the business unit for which the executive is responsible. Each named executive officer participates in establishing the objectives of our Company as a whole and offers his or her views as to the goals of other business units, insofar as those goals impact the individual executive’s own organization and our Company overall. Similarly, our named executive officers are asked to provide feedback not only on their own performance and that of their particular business unit, but also of other business units and our entire organization. We see this process both as the optimal means of assembling accurate information regarding the expectation and realization of performance, as well as an integral part of our culture of collaborative, team-oriented management.

We evaluate each named executive officer twice each year based on the achievement of Company goals and objectives, departmental or functional area goals and individual performance objectives. At the mid-year review, we review the performance objectives and the progress being made toward their achievement as well as the executive’s overall ongoing performance. At the end of the year, we review final results versus objectives and begin discussions regarding performance objectives for the next fiscal year.

These performance evaluations are taken into consideration by the Chief Executive Officer when recommending salary adjustments, the discretionary component of the annual cash bonus, and equity awards for the named executive officers. The Compensation Committee also considers the above performance criteria in determining salary adjustments, discretionary annual cash bonus awards and equity grants for the Chief Executive Officer.

Benefits

We provide the following benefits to our named executive officers generally on the same basis as the benefits provided to all employees:

•	Health, dental and vision insurance;

•	Life insurance;

•	Short-and long-term disability;

•	Flexible Spending Accounts; and

•	401(k) plan.

Executive Wellness

In addition to these benefit programs, we provide an executive wellness physical. Each executive officer is eligible to participate in an executive physical every 24 months. We recognize the stress that comes with an executive officer’s role and this program provides our executive officers with an opportunity to have a comprehensive examination that focuses on both current health risks and proactive steps to maintain good health. We believe it is in the best interests of the executive officer and the shareholders that our executive team is healthy and performing at their physical best.

Severance Compensation & Termination Protection

We have entered into employment and severance arrangements with certain of our executive officers, including our Chief Executive Officer and other named executive officers. These arrangements are described in more detail under the section entitled “Employment and Severance Agreements” below. In some cases, these arrangements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as in connection with a change in control of the Company, upon a termination without cause or if the executive resigns with good reason, each as is defined in the agreements. These arrangements provide no provisions for tax-gross ups.

Where applicable, the employment and severance arrangements between our Company and certain of our named executive officers are designed to meet the following objectives:

•

Change in Control: As part of our normal course of business, we engage in discussions with other software companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established software companies may consider us as a potential acquisition target. In certain scenarios, the potential for merger or being acquired may be in the best interests of our shareholders. We provide a component of severance compensation (e.g., the acceleration of vesting for any options not yet vested), as specified in the named executive officer’s employment arrangement and in our regular Equity Incentive Plans, if an executive is terminated as a result of a change in control transaction to promote the ability of our named executive officers to act in the best interests of our shareholders even though they could be terminated as a result of the transaction.

•

Termination without Cause or Resignation for Good Reason: If we terminate the employment of a named executive officer “without cause” or the executive resigns for “good reason”, each as defined in the applicable agreement, we are obligated to continue to pay the base salary for a period of time specified in the named executive officer’s employment agreement. We believe this is appropriate because the terminated executive is bound by confidentiality and non-compete provisions covering a period after termination and market data indicates that such provisions are normally part of executive officers employment agreements. This provides us with more flexibility to make a change in senior management if such a change is in our and our shareholders’ best interests.

Acceleration of Equity Awards

Under both our 1999 Equity Incentive Plan and our 2009 Equity Incentive Plan, all employees, including executive management, are eligible for accelerated vesting of their equity awards certain change in control circumstances:

If the award is assumed by the successor corporation or its parent but the employee experiences an involuntary termination within 18 months after the change in control, the vesting of each of the outstanding awards will automatically accelerate in full. The employee may then exercise each of their awards, as applicable, for any or all of those shares as fully vested shares of common stock.

For purposes of the acceleration circumstances available in the 1999 Equity Incentive Plan, a change in control means:

•

A merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not our shareholders immediately before such merger, consolidation or other reorganization;

•	Sale, transfer or other disposition of all or substantially all of our assets;

•

A change in the composition of our Board, as a result of which fewer than two thirds of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a change in control (the “original directors”) or (ii) were elected, or nominated for election, to our Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

•

Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of our securities representing at least 50% of the total voting power represented by our then outstanding voting securities.

For purposes of the acceleration circumstances available in the 1999 Equity Incentive Plan, an involuntary termination, under the terms of the “change in control” provisions described above, means:

•	The employee’s dismissal by us or the successor corporation for reasons other than misconduct; or

•

The employee’s voluntary resignation following (a) a material reduction in their responsibility, (b) a reduction in their level of compensation or (c) a relocation of their place of employment by more than 50 miles, if they do not consent to such reductions or relocation.

For purposes of the acceleration circumstances available in the 2009 Equity Incentive Plan, a change in control means:

•

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities;

•	The consummation of the sale or disposition of all or substantially all of our assets;

•

A change in the composition of our Board occurring within a one-year period, as a result of which fewer than a majority of directors are “incumbent directors.” “Incumbent directors” means directors who either (i) are directors as of the effective date of the 2009 Equity Incentive Plan, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination (but will not include an individual who election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

•

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For purposes of the acceleration circumstances available in the 2009 Equity Incentive Plan, an involuntary termination, under the terms of the “change in control” provisions described above, means:

•	The employee’s dismissal by us or the successor corporation for reasons other than misconduct; or

•

The employee’s voluntary resignation within 90 days following the end of the “cure period” (as defined below) as a result of the occurrence of any of the following without his or her written consent: (a) a change in his or her position with the Company which materially reduces his or her level of responsibility, (b) a material reduction in his or her level of base compensation, or (c) a relocation of the employee’s place of employment by more than 50 miles; provided, however, that the employee must provide written notice to the Company of the condition that could constitute an event described in subsection (a), (b) or (c) within 90 days of the initial existence of such condition and such condition must not have been remedied by the Company within 30 days (the “cure period”) of such written notice.

In addition to the acceleration circumstances available under the 1999 Equity Incentive Plan and the 2009 Equity Incentive Plan to all employees, Mr. Aviles is entitled to certain accelerated vesting of his initial stock option grant and restricted stock award in the event he is terminated by the Company without “cause” or he resigns for “good reason” as further described under the section entitled “Employment and Severance Arrangements” below.

Subsequent option grants or restricted stock awards for Mr. Aviles do not include the accelerated vesting further described in detail in section “Employment and Severance Arrangements” below. In addition, the stock option grants and restricted awards given to the other named executive officers do not include the ‘accelerated vesting’ clauses discussed in section “Employment and Severance Arrangements” below for Mr. Aviles.

Policy on Deductibility of Named Executive Officer Compensation

In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the named executive officers, excluding “performance-based compensation.” The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences, including but not limited to tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding stock options) beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meets its stated objectives and fit within the Compensation Committee’s guiding principles. Finally, based on the amount of deductions the Company can take each year, actual impact of the loss of the deduction for compensation paid to the Chief Executive Officer and other top highly compensated executives over the $1 million limitation is generally small and has a deminimis impact on the Company’s overall tax position. For all the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of the factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) and approves the inclusion of the CD&A in this Definitive Form 14A and incorporation by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2008.

Compensation Committee

Michael Lambert (Chairman)

Henry DeNero

Jan H. Lindelow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was formed in May 1998 and the members of the Compensation Committee are Mr. Lambert, Mr. DeNero and Mr. Lindelow. None of these individuals were at any time during 2008, or at any other time, an officer or employee of the Company or its subsidiaries. No named executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)		Stock Awards ($) (1)	Option Grants (123R Value expensed in current year $) (1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Aviles, Michael A. Chief Executive Officer	2008 2007 2006	$440,769 390,000 318,461		— — —	$1,042,136 631,347 465,208	$1,064,207 735,125 451,328	$	— 283,500 360,000		$2,250 2,186 131	$2,549,362 2,042,158 1,595,128
Kelly, T. Patrick Chief Financial Officer	2008 2007 2006	$281,923 262,500 115,385	$	— — 5,000	$171,038 127,730 43,368	$254,472 151,464 52,150	$	— 120,400 93,750		$2,000 2,387 —	$709,433 664,481 309,653
Johnson, Bryce M. SVP, General Counsel	2008 2007 2006	$250,000 250,000 250,000	$	— — 15,000	$107,672 54,431 14,062	$129,829 109,775 45,637	$	— 84,400 115,625		$2,000 2,186 899	$489,501 500,792 441,223
Shootman, Alex SVP, Worldwide Sales & Services	2008 2007 2006	$275,819 275,000 53,942		$15,000 — 100,000	$706 127,000 24,694	$202,922 240,405 28,871	$	— 116,900 60,000		$119,845 181,373 1,974	$614,292 940,678 269,481
Singh, Somesh SVP, R&D & Technical Operations	2008 2007 2006	$235,385 198,173 —	$	— 50,000 —	$258,224 117,520 —	$269,910 159,181 —	$	— 88,600 —		$49,651 28,883 —	$813,170 642,357 —
Wiley, Gayle SVP, Worldwide Human Resources	2008 2007 2006	$215,000 215,000 215,000	$	— — 20,000	$105,747 54,431 —	$90,535 84,350 88,020	$	— 27,000 55,500	$	— — —	$411,282 380,781 378,520

(1)	Reflects the dollar amount recognized for financial statement reporting purposes, in compliance with FAS 123R, for stock options and restricted stock. For additional information, refer to Note 5 of the Notes to Consolidated Financial Statements in our Form 10-K. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers with respect to these awards.
(2)	The amounts reported under the ‘Bonus’ column include sign-on bonuses and other adhoc bonuses not paid under the Executive Performance Bonus Plan. The dollar amounts for 2008 bonus payouts under the Executive Performance Bonus Plan are reported under the ‘Non-Equity Incentive Plan Compensation’ column.

Narrative Disclosure to the Summary Compensation Table

We entered into an offer letter agreement dated February 10, 2006 with Michael A. Aviles, our President and Chief Executive Officer. The agreement provided a base salary of $360,000, eligibility for an annual bonus target amount of at least 100% of his base salary up to a maximum potential payout of no less than 150% of his base salary. On July 1, 2007, Mr. Aviles was given an increase in his base salary of $60,000 bringing the salary to $420,000 and an increase in his executive performance bonus target of $120,000 bringing his bonus target to $480,000. On April 21, 2008, Mr. Aviles was given an increase in his base salary of $30,000 bringing the salary to $450,000. Also, in 2008, the Executive Performance Bonus Plan was modified to allow named executive officers to earn up to 200% of their annual target bonus if maximum performance levels are achieved, an increase from the 150% allowed in Mr. Aviles’ offer letter. Information on stock awards is provided in the 2008 Grants of Plan Based Awards and Outstanding Equity Awards tables below.

On June 19, 2006, we entered into an offer letter agreement with T. Patrick Kelly, our Chief Financial Officer. The agreement provided a base salary of $250,000 and eligibility to participate in an executive performance bonus plan with an annual target amount of $125,000. On January 1, 2007, Mr. Kelly was given an increase in his executive performance bonus target of $25,000 to bring his bonus target to $150,000. On July 1, 2007, Mr. Kelly was given an increase in his base salary of $25,000 bringing the salary to $275,000 and an increase in his executive performance bonus target of $56,250 bringing his bonus target to $206,250. On April 21, 2008, Mr. Kelly was given an increase in his base salary of $10,000 bringing the salary to $285,000.Information on stock awards is provided in the 2008 Grants of Plan Based Awards and Outstanding Equity Awards tables below.

On October 5, 2000, we entered into an offer letter agreement with Bryce M. Johnson, our Senior Vice President, Secretary and General Counsel. The agreement was modified to provide a base salary of $250,000 per year and eligibility to participate in an executive performance bonus with an annual target of $125,000. There was no change in 2006, 2007, or 2008. Information on stock awards is provided in the 2008 Grants of Plan Based Awards and Outstanding Equity Awards tables below.

On October 20, 2006, we entered into an offer letter agreement with Alex Shootman, our Senior Vice President, Worldwide Sales & Services. The agreement provided a base salary of $275,000 and eligibility to participate in an executive performance bonus plan with an annual target amount of $125,000 and an additional sales bonus of $100,000. Mr. Shootman was provided with a signing bonus of $100,000 and the offer letter provided that if Mr. Shootman voluntarily terminated within 24 months of employment, for other than “good reason” as defined in his offer agreement, he would repay $65,000 of this bonus. On January 28, 2008, Mr. Shootman was given an increase in his base salary of $25,000 to bring his base salary to $300,000. During 2008, Mr. Shootman was given additional bonus incentive plans specially targeted for FY 2008. Based on the attainment of specific software license revenue targets, Mr. Shootman had an opportunity to earn an additional bonus payment ranging from $0 to $395,000. This bonus was not part of his on-going compensation package and was only offered for FY 2008. Mr. Shootman resigned from his employment with the Company as of November 14, 2008. At the time of his resignation, the Company entered into a Separation Agreement with Mr. Shootman pursuant to which the Company agreed to pay Mr. Shootman severance pay equal to 20 weeks of Mr. Shootman’s base pay, payable bi-weekly in accordance with the Company’s pay period schedule as well as Mr. Shootman’s COBRA premium for a period of one month if Mr. Shootman elected to continue his health insurance coverage under COBRA. The amounts relating to this Separation Agreement are reflected in the ‘All Other Compensation’ column of the Summary Compensation Table included above. Information on stock awards is provided in the 2008 Grants of Plan Based Awards and Outstanding Equity Awards tables below.

On February 13, 2007, we entered into an offer letter agreement with Somesh Singh, our Senior Vice President, R&D & Technical Operations. The agreement provided a base salary of $225,000 and eligibility to participate in an executive performance bonus plan with an annual target amount of $175,000. Mr. Singh was provided with a signing bonus of $50,000. If Mr. Singh voluntarily terminates within 24 months of employment, for other than “good reason” as defined in his offer agreement, he will repay $32,500 of this bonus. On April 21, 2008, Mr. Singh was given an increase in his base salary of $15,000 bringing the salary to $240,000. Mr. Singh’s “All Other Compensation” primarily represents temporary living costs relating to his relocation of $47,651, including a tax gross-up. Information on stock awards is provided in the 2008 Grants of Plan Based Awards and Outstanding Equity Awards tables below.

On September 28, 2005, we entered into an offer letter agreement with Gayle Wiley, our Senior Vice President, Worldwide Human Resources. The agreement provided a base salary of $215,000 and eligibility to participate in an executive performance bonus plan with an annual target amount of $60,000. On January 1, 2007, Ms. Wiley was given an increase in her executive performance bonus target of $15,000 bringing her bonus target to $75,000. Information on stock awards is provided in the 2008 Grants of Plan Based Awards and Outstanding Equity Awards tables below.

2008 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Actual Payouts Under Non- Equity Incentive Plan Awards ($) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (3)		Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)
Aviles, Michael A. Chief Executive Officer	04/18/2008 04/18/2008	—	$480,000	$960,000	$—	72,300	292,400	$ $	11.83 0.00	$ $	1,397,672 855,309
Kelly, T. Patrick Chief Financial Officer	04/18/2008 04/18/2008	—	$206,250	$412,500	$—	29,200	65,800	$ $	11.83 0.00	$ $	314,524 345,436
Johnson, Bryce SVP, General Counsel	04/18/2008 04/18/2008	—	$125,000	$250,000	$—	13,900	29,200	$ $	11.83 0.00	$ $	139,576 164,437
Shootman, Alex SVP, Worldwide Sales & Services	04/18/2008 04/18/2008	$—	$265,000	$395,000	$—	29,200	65,800		$11.83 0.00	$ $	314,524 345,436
Singh, Somesh SVP, R&D & Technical Operations	04/18/2008 04/18/2008	$—	$175,000	$350,000	$—	33,400	87,700	$ $	11.83 0.00	$ $	419,206 395,122
Wiley, Gayle SVP, Worldwide Human Resources	04/18/2008 04/18/2008	$—	$75,000	$150,000	$—	13,200	25,600	$ $	11.83 0.00	$ $	122,368 156,156

(1)	The amounts in these columns reflect possible payouts with respect to fiscal 2008 under the Executive Performance Bonus Plan.
(2)	The amounts in this column reflect the actual payouts with respect to fiscal 2008 under the Executive Performance Bonus Plan. The payouts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for fiscal 2008.
(3)	The amounts in these columns reflect grants awarded during the 2008 fiscal year. All grants reflected in the table were awarded under the Vignette Corporation 1999 Equity Incentive Plan. Fair value of stock options was determined using the Black-Scholes model using the following assumptions:

•	Assumed Volatility 46%

•	Option Term 4.3 years

•	Risk-free Interest Rate 2.74%

•	Dividend Yield 0%

2008 OUTSTANDING EQUITY AWARDS

Outstanding Equity Awards for Officers at the end of Fiscal 2008—The following table provides information on the outstanding equity awards at the end of fiscal 2008 for the Named Executive Officers. Market value is determined by multiplying the number of shares by the closing price of Vignette common stock on NASDAQ on the last trading day of the fiscal year ($9.41 on December 31, 2008).

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Aviles, Michael A. Chief Executive Officer	206,250 43,750 14,062	(2) (4) (5)	93,750 56,250 30,938 292,400	(24)	$ $ $ $	15.95 18.45 19.11 11.83	02/13/2014 02/08/2015 08/28/2015 04/18/2016
								100,000 30,000 16,700 55,600	(1) (3) (10) (19)	$ $ $ $	941,000 282,300 157,147 523,196
Total	264,062		473,338					202,300			$1,903,643
Kelly, T. Patrick Chief Financial Officer	41,250 11,353	(7) (9)	43,750 24,977 65,800	(24)	$ $ $	12.49 19.11 11.83	08/01/2014 08/28/2015 04/18/2016
								15,000 7,117 16,700 12,500	(6) (8) (10) (19)	$ $ $ $	141,150 66,971 157,147 117,625
Total	52,603		134,527					51,317			$482,893
Johnson, Bryce SVP, General Counsel	583 30,000 28,500 35,000 10,000 20,000 21,875	(11) (12) (13) (14) (15) (16) (18)	28,125 29,200	(24)	$ $ $ $ $ $ $ $	33.90 34.40 8.30 22.00 12.20 12.60 17.76 11.83	03/22/2010 03/29/2010 09/17/2010 02/24/2012 09/10/2012 01/18/2013 01/30/2015 04/18/2016
								10,000 8,300 5,600	(17) (10) (19)	$ $ $	94,100 78,103 52,696
Total	145,958		57,325					23,900			$224,899
Shootman, Alex SVP, Worldwide Sales & Services	50,000 21,875	(20) (21)			$ $	15.24 17.76	02/14/2019 02/14/2019
Total	71,875
Singh, Somesh SVP, R&D & Technical Operations	43,750	(23)	56,250 87,700	(24)	$ $	16.97 11.83	03/08/2015 04/18/2016	25,000 16,700 16,700	(22) (10) (19)	$ $ $	235,250 157,147 157,147
Total	43,750		143,950					58,400			$549,544
Wiley, Gayle SVP, Worldwide Human Resources	20,312 10,937	(25) (26)	4,688 14,063 25,600	(24)	$ $ $	15.46 17.76 11.83	10/07/2013 01/30/2015 04/18/2016
								10,000 8,300 4,900	(17) (10) (19)	$ $ $	94,100 78,103 46,109
Total	31,249		44,351					23,200			$218,312

Footnotes:

(1)	Mr. Aviles’ restricted stock award shares are subject to continuous service and 3 year vesting conditions; 100% of the shares subject to this award vested on February 13, 2009. In the event Mr. Aviles’ employment was terminated by the Company without cause or he resigned for good reason prior to the three year anniversary of his employment start date, or February 13, 2009, his initial restricted stock award would have accelerated and vested as follows: if the termination occurred during months 13 through 24 following the date of his hire, then 25% of the initial restricted stock award would have vested; and if the termination occurred during months 24 through 36 following the date of his hire and prior to the vesting date of the initial restricted stock award, then 50% of such award would have vested. As Mr. Aviles’ restricted stock award was fully vested as of February 13, 2009, he is no longer entitled to any such vesting acceleration.
(2)	Mr. Aviles’ stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on February 13, 2007 and 6.25% shall vest quarterly thereafter. In the event Mr. Aviles is terminated by the Company without cause or Mr. Aviles resigns for good reason, then the vesting of the option will accelerate as though Mr. Aviles had completed one additional year of service with the Company; provided, however, that no more than an additional 25% of the unvested options at the time of such termination shall vest pursuant to this acceleration.
(3)	Mr. Aviles’ restricted stock award shares are subject to continuous service and 33% of the shares vested on August 15, 2008; another 33% of the shares shall vest on August 15, 2009 and the remaining 34% of the shares shall vest on August 15, 2010.
(4)	Mr. Aviles’ stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on February 08, 2008 and 6.25% shall vest quarterly thereafter.
(5)	Mr. Aviles’ stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on August 28, 2008 and 6.25% shall vest quarterly thereafter.
(6)	Mr. Kelly’s restricted stock award shares are subject to continuous service and three year vesting conditions; 20% of the shares subject to this award vested on August 1, 2007; an additional 20% of the shares subject to this award vested on August 1, 2008; and the remaining 60% of the shares subject to this award shall vest on August 1, 2009.
(7)	Mr. Kelly’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award shall vest on August 1, 2007 and 6.25% shall vest quarterly thereafter.
(8)	Mr. Kelly’s restricted stock award shares are subject to continuous service and 33% of the shares vested on August 15, 2008; another 33% of the shares shall vest on August 15, 2009 and the remaining 34% of the shares shall vest on August 15, 2010.
(9)	Mr. Kelly’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on August 28, 2008 and 6.25% shall vest quarterly thereafter.
(10)	These restricted stock award shares are subject to continuous service and 40% of the shares are subject to this award shall vest on May 15, 2009 and 60% shall vest on May 15, 2010.
(11)	Mr. Johnson’s March 22, 2002 stock option grant was subject to a one year, quarterly vesting schedule and became fully exercisable in March 2003.
(12)	Mr. Johnson’s March 29, 2002 stock option grant was subject to the Company’s standard four year vesting schedule and would have become fully exercisable on March 2006. On December 27, 2005, the Company accelerated the vesting of all outstanding stock options that had an exercise price greater than or equal to $20.00 per share.
(13)	Mr. Johnson’s September 17, 2002 stock option grant was subject to a four year quarterly vesting schedule and became fully exercisable on September 2006.
(14)	Mr. Johnson’s February 24, 2004 stock option grant was subject to a four year quarterly vesting schedule and would have become fully exercisable on September 2006. On December 27, 2005, the Company accelerated the vesting of all outstanding stock options that had an exercise price greater than or equal to $20.00 per share.
(15)	Mr. Johnson’s September 10, 2004 stock option grant is subject to a three year quarterly vesting schedule and was fully exercisable on September 10, 2007.
(16)	Mr. Johnson’s January 18, 2005 stock option grant is subject to a three year annual vesting schedule and became fully exercisable on January 18, 2008.
(17)	These restricted stock award shares are subject to continuous service and three year vesting conditions; 100% of the shares subject to this award shall vest on February 15, 2010.
(18)	Mr. Johnson’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on January 30, 2008 and 6.25% shall vest quarterly thereafter.
(19)	These restricted stock award shares are subject to continuous service and subject to a three year annual vesting conditions, beginning on May 15, 2009.
(20)	Mr. Shootman’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on October 20, 2007 and 6.25% shall vest quarterly thereafter. This award expired unexercised on February 14, 2009.
(21)	Mr. Shootman’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on January 30, 2008 and 6.25% shall vest quarterly thereafter. This award expired unexercised on February 14, 2009.
(22)	Mr. Singh’s restricted stock award shares are subject to continuous service and three year vesting conditions; 20% of the shares subject to this award vested on February 15, 2008; an additional 20% of the shares subject to this award shall vest on 15-February-2009; and the remaining 60% of the shares subject to this award shall vest on February 20, 2010.
(23)	Mr. Singh’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on March 08, 2008 and 6.25% shall vest quarterly thereafter.
(24)	These stock options are subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award shall vest on April 18, 2009 and 6.25% shall vest quarterly thereafter.
(25)	Ms. Wiley’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on September 30, 2005 and 6.25% shall vest quarterly thereafter.
(26)	Ms. Wiley’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on January 30, 2008 and 6.25% shall vest quarterly thereafter.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Aviles, Michael A. Chief Executive Officer	—	—	15,000	(1)	$197,250
Kelly, T. Patrick Chief Financial Officer	—	—	8,558	(2)(3)	$104,037
Johnson, Bryce M. SVP, General Counsel	—	—	—		—
Shootman, Alex SVP, Worldwide Sales & Services	—	—	5,000	(4)	$41,250
Singh, Somesh SVP, R&D & Technical Operations	—	—	—		—
Wiley, Gayle SVP, Worldwide Human Resources	—	—	—		—

Footnotes:

(1)	Mr. Aviles’s restricted stock vested 15,000 shares which were 33% of the shares subject to this award on August 15, 2008.
(2)	Mr. Kelly’s restricted stock vested 5,000 shares which were 20% of the shares subject to this award on August 1, 2008.
(3)	Mr. Kelly’s restricted stock vested 3,558 shares which were 33% of the shares subject to this award on August 15, 2008.
(4)	Mr. Shootman’s restricted stock vested 5,000 shares which were 20% of the shares subject to this award on October 20, 2008.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

In 2008, we implemented new or revised existing executive severance arrangements for certain of our named executive officers. These changes were not made in anticipation of any event but, instead, were made in order to bring the Company in line with the market and also to bring conformity among the severance protection agreements within the senior vice presidents and vice presidents. The details of these new arrangements are provided in the table below:

Named Executive Officer	Termination for cause	Voluntary resignation for good reason by executive	Retirement	Death	Disability	Termination w/o cause	Voluntary termination w/o good reason	Change of control
Michael A. Aviles	None	18 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	None	None	18 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	27 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months (2)
Thomas P. Kelly	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	None	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	18 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months (2)
Bryce M. Johnson Alex Shootman (1) Somesh Singh Gayle Wiley	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	None	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	18 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months if terminated without cause or resigns for good reason within 18 months of the Change of Control

(1)	Mr. Shootman resigned from his employment with the Company as of November 14, 2008. At the time of his resignation, he did not become entitled to receive benefits pursuant to this severance arrangement; instead, the Company entered into a Separation Agreement with Mr. Shootman pursuant to which the Company agreed to pay Mr. Shootman severance pay equal to 20 weeks of Mr. Shootman’s base pay, payable bi-weekly in accordance with the Company’s pay period schedule, as well as Mr. Shootman’s COBRA premium for a period of one month if Mr. Shootman elected to continue his health insurance coverage under COBRA.
(2)	Mr. Aviles and Mr. Kelly have a single trigger severance provision that is activated upon Change of Control. This provision is intended to ensure that, under their fiduciary responsibility, they will act with shareholders’ best interests in any activities that might lead to the transfer of ownership of the Company. They will be unencumbered to pursue potential mergers, sales, consolidation or disposition of assets that will be of the best value to shareholders without concern for their own income security.

The payment of severance under the above referenced executive severance agreements will be paid over the severance period on Vignette’s regular payroll schedule. If the severance payments and any other separation benefits considered together may be considered deferred compensation under Section 409A, then only that portion of the Deferred Compensation Separation Benefits which does not exceed the Section 409A limits may be made within the first six months following the separation of service. Any portion of the Deferred Compensation Separation Benefits in excess of the Section 409A limits otherwise due to the named executive on or within the six month period following the separation, will accrue during the six month period and will become payable in a lump sum payment on the date six months and one day following the date of separation.

These severance benefits are available upon execution of a separation agreement acceptable by Vignette with appropriate non-disclosure, non-compete and no rehire provisions.

In addition to the severance benefits described above, Mr. Aviles is entitled to certain vesting acceleration of his equity awards in the event he is terminated by the Company without “cause” or he resigns for “good reason,” as follows:

•

In the event Mr. Aviles’ employment was terminated as described above prior to the three year anniversary of his employment start date, or February 13, 2009, his initial restricted stock award would have accelerated and vested as follows: if the termination occurred during months 13 through 24 following the date of his hire, then 25% of the initial restricted stock award would have vested; and if the termination occurred during months 24 through 36 following the date of his hire and prior to the vesting date of the initial restricted stock award, then 50% of such award would have vested. As Mr. Aviles’ restricted stock award was fully vested as of February 13, 2009, he is no longer entitled to any such vesting acceleration. However, for purposes of the table below, it is assumed that the triggering event occurred on December 31, 2008, at which time Mr. Aviles was entitled to vesting acceleration of 50% of the restricted stock award.

•

His initial option grant shall accelerate and vest as though Mr. Aviles had completed one additional year of employment with the Company following the date of termination; provided, however, that no more than an additional 25% of the unvested options at the time of termination shall vest by virtue of this provision.

The following table represents potential payouts to our named executive officers upon termination of their employment pursuant to the terms of their employment and severance arrangements described in further detail above. The payouts assume the triggering event indicated occurred on December 31, 2008, at which time the closing price of our common stock was $9.41 per share. These payouts are determined for SEC disclosure purposes and are not necessarily indicative of the actual amounts the executive will receive. This table assumes that all earned and accrued base compensation was paid in full prior to December 31, 2008.

Named Executive Officer	Compensation and Benefits	Voluntary resignation for good reason by executive	Termination of the executive w/o cause	Termination in connection with a change of control (2)
Michael A. Aviles	Base Salary:	$675,000	$675,000	$1,012,500
	Executive Performance Bonus:	$153,900	$153,900	$153,900
	Equity Award Acceleration:
	• Options	$0.00	$0.00	$0.00	(3)
	• Restricted Stock	$941,000	$941,000	$1,903,643	(3)
Thomas P. Kelly	Base Salary:	$285,000	$285,000	$427,500
	Executive Performance Bonus:	$71,400	$71,400	$71,400
	Equity Award Acceleration:
	• Options			$0.00	(3)
	• Restricted Stock			$482,893	(3)
Bryce M. Johnson	Base Salary:	$250,000	$250,000	$375,000
	Executive Performance Bonus:	$39,400	$39,400	$39,400
	Equity Award Acceleration:
	• Options			$0.00	(3)
	• Restricted Stock			$224,899	(3)
Alex Shootman (1)	Base Salary:	$115,384
	Value of COBRA coverage:	$2,725.66
Somesh Singh	Base Salary:	$240,000	$240,000	$360,000
	Executive Performance Bonus:	$60,600	$60,600	$60,600
	Equity Award Acceleration:
	• Options			$0.00	(3)
	• Restricted Stock			$549,544	(3)
Gayle Wiley	Base Salary:	$215,000	$215,000	$322,500
	Executive Performance Bonus:	$26,600	$26,600	$26,600
	Equity Award Acceleration:
	• Options			$0.00	(3)
	• Restricted Stock			$218,312	(3)

(1)	The severance amounts indicated above for Mr. Shootman are the actual payments to which Mr. Shootman became entitled to receive upon his resignation on November 14, 2008 and pursuant to the Separation Agreement entered into with the Company, as further described above.
(2)	The ‘Equity Award Acceleration’ amounts are based on the closing selling price per share of our common stock on the NASDAQ on the last trading day of the fiscal year, which was $9.41 on December 31, 2008, and with respect to the options less the option exercise price payable per share.
(3)	Pursuant to the 1999 Equity Incentive Plan

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 2, 2009 certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) the directors, (iii) the chief executive officer, the chief financial officer and all other named executive officers of the Company for the year ended December 31, 2008 and (iv) the directors and executive as a group. Beneficial ownership has been determined in accordance with rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the shares are issuable pursuant to stock options that exercisable within sixty (60) days of March 2, 2009 (May 1, 2009). In computing the percentage of ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. The percentage of beneficial ownership for the following table is based on the 23,848,456 shares of Common Stock outstanding as of March 2, 2009. Unless otherwise indicated, the address for each listed shareholder is: c/o Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas 78746. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have the sole voting and investment power with respect to all Shares of Common Stock.

Title of Class	Beneficial Owner	Shares Beneficially Owned as of March 2, 2009
		Amount and Nature of Beneficial Ownership	Percent of Class
Common	Fred Alger Management, Inc. (1)	2,587,485	10.8%
Common	Dimensional Fund Advisors, Inc. (2)	2,343,145	9.8%
Common	Weiss Multi-Strategy Advisers LLC (3)	1,388,774	5.8%
Common	Renaissance Technologies LLC (4)	1,310,900	5.5%
Common	T. Rowe Price Associates, Inc. (5)	1,280,841	5.4%
Common	Michael A. Aviles (6)	584,872	2.5%
Common	Pat Kelly (7)	163,281	*
Common	Bryce Johnson (8)	203,608	*
Common	Alex Shootman (9)	6,777	*
Common	Somesh Singh (10)	147,658	*
Common	Gayle Wiley (11)	70,870	*
Common	Henry DeNero (12)	26,890	*
Common	Kathleen Earley (13)	31,864	*
Common	Joseph Grant (14)	36,364	*
Common	Jeff Hawn (15)	48,214	*
Common	Michael Lambert (16)	69,804	*
Common	Jan Lindelow (17)	65,889	*
	All directors and executive officers as a group (13 persons) (18)	1,484,124	6.2%

Footnotes:

*	Less than 1% of the outstanding shares of Common Stock.
(1)	As reported in a Schedule 13G filed on January 12, 2009 reporting beneficial ownership of Vignette’s stock as of December 31, 2008. Fred Alger Management, Inc. has sole voting power and sole power to dispose of 2,587,485 shares. The address for Fred Alger Management, Inc. is 111 Fifth Avenue, New York, NY 10003.
(2)

As reported in a Schedule 13G/A filed on February 09, 2009 reporting beneficial ownership of Vignette’s stock as of December 31, 2008. Dimensional Fund Advisors, L.P., has the sole power to vote for 2,280,339 shares and the sole power to dispose of or to direct the disposition of 2,343,145 shares. The address for Dimensional Fund Advisor’s LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(3)

As reported in a Schedule 13G filed on February 17, 2009 reporting beneficial ownership of Vignette’s stock as of December 31, 2008. Weiss Multi-Strategy Advisers LLC, has shared voting power for 854,331 shares and shared power to dispose of 1,388,774 shares. The address for Weiss Multi-Strategy Advisers LLC, is One State Street, 20th Floor, Hartford, CT 06103.

(4)	As reported in a Schedule 13G filed on February 13, 2009 reporting beneficial ownership of Vignette’s stock as of December 31, 2008. Renaissance Technologies LLC. and James H. Simmons via his ownership of Renaissance Technologies LLC have the sole voting power and sole power to dispose of 1,310,900 shares. The address for Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.
(5)	As reported in a Schedule 13G filed on February 10, 2009 reporting beneficial ownership of Vignette’s stock as of December 31, 2008. T. Rowe Price Associates, Inc. has sole voting power for 215,700 and sole power to dispose of 1,280,841 shares. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(6)	Includes 364,975 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 219,897 shares.
(7)	Includes 83,823 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 79,458 shares.
(8)	Includes 159,508 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 44,100 shares.
(9)	Mr. Shootman has no options outstanding as of March 2, 2009.
(10)	Includes 71,925 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 75,733 shares.
(11)	Includes 42,337 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 28,533 shares.
(12)	Includes 12,337 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 14,553 shares.
(13)	Includes 17,074 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 14,790 shares.
(14)	Includes 21,574 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 14,790 shares.
(15)	Includes 31,624 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 16,590 shares.
(16)	Includes 50,214 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 19,590 shares.
(17)	Includes 38,799 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 27,090 shares.
(18)	Includes an aggregate of 894,190 shares subject to currently exercisable options or options exercisable within 60 days of March 2, 2009 and direct ownership of 636,634 shares.

RELATED SHAREHOLDER MATTERS

The table below presents the following information as of December 31, 2008: (i) aggregate number of securities to be issued under the stock plans upon exercise of outstanding options, warrants and other rights, (ii) the related weighted-average exercise price and (iii) the aggregate number of securities reserved for future issuance under such plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in business combinations.

	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (i)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (ii)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans [Excluding Securities Reflected in Column (i)] (iii)
Equity compensation plans approved by security holders (1)	2,253,629	(3)	$15.97	(3)	1,822,618	(4)
Equity compensation plans not approved by security holders (2)	480,410		$20.04		2,310,292

Total	2,734,039		$16.68		4,132,910

(1)	Consists of the following plans: 1995 Stock Option/Stock Issuance Plan, the 1999 Equity Incentive Plan, the 1999 Non-Employee Directors Plan and the Employee Stock Option Plan (“ESPP”).
(2)	Consists of the 1999 Supplemental Stock Option Plan (the “1999 Supplemental Plan”) and option grants for 395 shares from plans assumed from acquired companies. No options were granted and no shares were issued under the 1999 Supplemental Plan to any of the Company’s directors or executive officers.
(3)	Excludes purchase rights accrued under the ESPP.
(4)	Includes shares available for future issuance under the ESPP. As of December 31, 2008, there were 920,504 shares available for future issuance under the ESPP.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a charter. The Board has determined that each of the members of the Audit Committee qualifies as an “audit committee financial expert” as defined by the regulations of the Securities and Exchange Commission.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the Statement on Auditing Standards No. 61 as amended. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board and considered the compatibility of non-audit services with the auditor’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee held eleven (11) meetings during fiscal year 2008.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Audit Committee

Jeffrey S. Hawn (Chairman)

Kathleen Earley

Joseph M. Grant

Independence of Audit Committee Members

The Board of Directors believes that each of the members of the audit committee is an independent director as that term is defined by the NASDAQ listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

It is the Company’s policy that any related party transaction must be reviewed and approved by the Company’s Audit Committee. To receive Audit Committee approval, related party transactions must be on terms that are fair and reasonable to the Company, and as favorable to the Company as would be available from non-related entities in comparable transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2008 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent shareholders.

CODE OF ETHICS

In May 2003, the Company adopted a Code of Ethics for all employees and directors, which has been regularly updated. In April 2004, the Company adopted a Code of Ethics for Financial Officers, which specifically applies to the Company’s Chief Executive Officer, Chief Financial Officer and persons performing similar functions.

FORM 10-K

The Company will mail without charge, upon written request, a copy of the Company’s Form 10-K report for fiscal year 2008, including the financial statements, schedules and list of exhibits. Requests should be sent to Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas 78746, Attn: Investor Relations.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ BRYCE M. JOHNSON
Bryce M. Johnson
Secretary

Austin, Texas

March 31, 2009

VIGNETTE CORPORATION

2009 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Vignette Corporation, a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Effective Date” means the date the Plan is approved by the Board.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or such other national or regional securities exchange or market system constituting the primary market for the Common Stock, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Involuntary Termination” means the Participant ceasing to be a Service Provider by reason of:

(i) Such individual’s involuntary dismissal or discharge by the Company for reasons other than Misconduct; or

(ii) Such individual’s voluntary resignation within ninety (90) days following the end of the Cure Period (as defined below) as a result of the occurrence of any of the following without his or her written consent: (A) a change in his or her position with the Company which materially reduces his or her level of responsibility, (B) a material reduction in his or her level of base compensation, or (C) a relocation of such individual’s place of employment by more than fifty (50) miles; provided, however, that such individual must provide written notice to the Company of the condition that could constitute an event described in subsection (A), (B) or (C) within ninety (90) days of the initial existence of such condition and such condition must not have been remedied by the Company within thirty (30) days (the “Cure Period”) of such written notice.

(u) “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Participant.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Optioned Stock” means the Common Stock subject to an Award.

(z) “Outside Director” means a Director who is not an Employee.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award.

(cc) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, (ii) revenue bookings, (iii) cash flow, (iv) cash position, (v) earnings before interest, taxes and/or depreciation and amortization, (vi) earnings per share, (vii) expenses, (viii) product release schedules, (ix) new product innovation, (x) cost reductions, (xi) brand recognition and/or acceptance, (xii) product ship targets, (xiii) customer satisfaction, (xiv) customer service, (xv) growth in market price of our common stock, (xvi) free cash flow, (xvii) growth in revenue, (xviii) gross margin, (xix) individual objectives, (xx) net income, (xxi) number of customers, (xxii) operating income, (xxiii) operating margin, (xxiv) pre-tax profit, (xxv) return on capital, (xxvi) return on net assets, (xxvii) return on stockholder equity, (xxviii) safety, (xxix) product quality, (xxx) return on investments, (xxxi) business divestitures and acquisitions, (xxxii) supplier awards from significant customers, (xxxiii) time to market, (xxxiv) total return on shares of our common stock relative to the increase in an appropriate pre-determined index selected by the Committee, (xxxv) economic value added, (xxxvi) market share, (xxxvii) stock price, and (xxxviii) working capital. The Performance goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, in absolute or relative terms (including passage of time and/or against another company or companies), on a per share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

(dd) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ee) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ff) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg) “Plan” means this 2009 Equity Incentive Plan.

(hh) “Prior Plan Awards” means any option or other award granted by the Company which is subject to vesting or repurchase by the Company, including specifically, all such options and awards granted pursuant to the Company’s 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan, 1999 Non-Employee Director Option Plan or 1995 Stock Option/Stock Issuance Plan which is outstanding on or after the Effective Date.

(ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the exercise of an Option prior to the underlying Shares becoming vested.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Service Provider” means an Employee, Director or Consultant.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(oo) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.

(pp) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is seven million two hundred fourty-eight thousand four hundred one (7,298,401), which includes, as of the Effective Date (i) a new number of Shares reserved for issuance under the Plan (724,997) (ii) the number of Shares which have been reserved but not issued under the Company’s 1999 Equity Incentive Plan (269,171), 1999 Supplemental Stock Option Plan (2,182,332), and 1999 Non-Employee Director Option Plan (73,500), and (iii) any Prior Plan Awards which may be returned to the Plan (4,048,401). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Share Reserve Accounting. Any Shares subject to Options or SARs shall be counted against the Plan share reserve set forth in Section 3(a) as one Share for every one Share subject thereto. However, any Shares subject to Awards other than Options or SARs shall be counted against the Plan share reserve set forth in Section 3(a) as 1.75 Shares for every one share subject thereto.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full (including any Prior Plan Award), or, with respect to Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any applicable Prior Plan Award, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards (including Prior Plan Awards) other than Options or SARs the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the provisions of this Section 3(c), the following Shares shall not be available for reissuance under the Plan: (i) Shares with respect to which Participants have received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise; (ii) Shares which are withheld from any Award (including any Prior Plan Award) or payment under the Plan to satisfy tax withholding obligations; (iii) Shares otherwise owned by a Participant which are surrendered to fulfill tax obligations; (iv) Shares which are surrendered in payment of the exercise price of any Option (including any Prior Plan Award); or (v) Shares subject to the grant of a SAR which are not issued upon exercise of the SAR (including any Prior

Plan Award). Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards;

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award, subject to compliance with Applicable Laws;

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility and Award Limitations.

(a) Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b) Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, the following limitations shall apply to Awards under the Plan:

(i) No Service Provider shall be granted, in any Fiscal Year (1) an Option or SAR to purchase more than 1,000,000 Shares, (2) Restricted Stock or Restricted Stock Units covering more than 750,000 Shares, (3) Performance Shares covering more than 750,000 Shares or (4) Performance Units which could result in such Service Provider receiving more than $2,500,000.

(ii) In connection with a Service Providers initial employment with the Company, a Service Provider may be granted (A) Options or SARs to purchase up to an additional 250,000 Shares or (B) Restricted Stock or Restricted Stock Units covering up to an additional 150,000 Shares, which shall not count against the limit set forth in Section 5(b)(i) above.

(iii) The individual limits on Awards set forth in this Section 5(b) shall adjusted proportionately as provided in Section 13.

(c) No Repricing. Without the approval of Company stockholders, the Board shall not approve a program providing for either (i) the cancellation of outstanding Options and/or SARs (including any Prior Plan Award) and the grant in substitution therefore of any new Awards, including specifically any new Options and/or SARs (including any Prior Plan Award) having a lower exercise price or (ii) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This Section 5(c) shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies” within the meaning of Section 424 of the Code.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement but shall not exceed eight (8) years. In the case of an Incentive Stock Option, the term will be eight (8) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (a) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

c) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (4) consideration received by the Company under a broker-assisted cashless exercise program; (5) by a net exercise program established by the Administrator; (6) any combination of the foregoing methods of payment; or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Performance Goals. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator may settle earned Restricted Stock Units in cash and/or Shares.

(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

(f) Performance Goals. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the

Committee on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than eight (8) years from the date of grant.

(d) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of SARs. A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

(f) Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise may be in cash and/or in Shares of equivalent value (rounded down to the nearest whole Share).

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider or one of the Performance Goals) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Performance Goals. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such than an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits in Section 3 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% on-target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Restricted Stock, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

With respect to Awards granted to a Participant (other than an Outside Director) that are assumed or substituted for, if the Participant experiences an Involuntary Termination on or within eighteen (18) months following the merger or Change in Control, then the Participant will fully vest in and have the right to exercise Options and/or SARs as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units, Performance Shares and any other Award that vests, is earned or paid-out on satisfaction of one or more performance goals, all performance goals or other vesting criteria will be deemed achieved at 100% on-target levels and all other terms and conditions met.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or SARs as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units, Performance Shares and any other Award that vests, is earned or paid-out on satisfaction of one or more performance goals, all performance goals or other vesting criteria will be deemed achieved at 100% on-target levels and all other terms and conditions met.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part (a) by paying cash, (b) by electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) by delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (d) through a broker-assisted cashless exercise program; (e) through any combination of the foregoing methods of payment; or (f) by such other consideration and method of payment for such tax withholding obligation to the extent permitted by Applicable Laws. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon the Effective Date, subject to the approval of the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date adopted by the Board unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the Effective Date. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PR0XY                                                 VIGNETTE CORPORATION                                                     PROXY

1301 South MoPac Expressway, Suite 100, Austin, Texas 78746

This Proxy is Solicited on Behalf of the Board of Directors of Vignette Corporation

for the Annual Meeting of Shareholders to be held on May 22, 2009.

The undersigned holder of Common Stock, par value $.01, of Vignette Corporation (the “Company”) hereby appoints Michael A. Aviles and Bryce M. Johnson, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 22, 2009 at 9:00 a.m. local time, at the Inter-Continental Stephen F. Austin Hotel at 701 Congress Avenue in Austin, Texas and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE 2009 EQUITY INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to Bryce M. Johnson, Senior Vice President, General Counsel and Corporate Secretary of the Company, either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person,

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS, “FOR” THE 2009 EQUITY INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

1301 SOUTH MOPAC EXPRESSWAY SUITE 100 ATTN: INVESTOR RELATIONS AUSTIN, TEXAS 78746

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Vignette Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Vignette Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VIGNT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIGNETTE CORPORATION Vote On Directors		For All	Withhold All	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect three directors of the Board of Directors to serve until the 2012 Annual Meeting of Shareholders or until their successor(s) has/have been duly elected and qualified:	☐	☐	☐

Nominees:
01) Kathleen Earley 02) Joseph M. Grant 03) Jan H. Lindelow

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please date and sign exactly as your name(s) is/are shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Vote on Proposals		For	Against	Abstain
2.	To approve the 2009 Equity Incentive Plan.	☐	☐	☐
3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2009.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date